EXHIBIT 4.4

            INDENTURE (this "INDENTURE") dated as of September 20, 2000, by and among VICAR OPERATING, INC., a Delaware corporation (the "COMPANY"), the Guarantors listed on the signature pages hereof (the "GUARANTORS") and Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the federal laws of the United States, as trustee (the "TRUSTEE").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's Senior Subordinated Notes due 2010 issued on the date hereof (such notes, the "INITIAL NOTES") and (b) if and when issued as provided in the Exchange and Registration Rights Agreement (as defined in APPENDIX A hereto (the "Appendix")) or in this Indenture, the Company's Senior Subordinated Notes due 2010 issued in the Registered Exchange Offer in exchange for any Initial Notes or otherwise as provided in this Indenture (the "EXCHANGE NOTES" and, together with the Initial Notes, the "NOTES," such term to include any such notes issued in exchange or replacement therefor). Except as otherwise provided herein, the Notes shall be limited to $20,000,000, in aggregate principal amount outstanding at any time.

                                   ARTICLE 1.

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.01. DEFINITIONS. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

            "ACCREDITED INVESTOR" means any Person that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

            "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

            "ADJUSTED EBITDA" means for the applicable period of measurement of the Company and its Subsidiaries, (i) Consolidated EBITDA for such period MINUS
(ii) Capital Expenditures of the Company and its Subsidiaries for such period, on a consolidated basis, exclusive of Capital Expenditures constituting Permitted Acquisitions or funded with Net Proceeds from Asset Dispositions which are reinvested in accordance with SECTION 5.05.

            "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative


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meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL
WITH"), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that in the case of Holdings, the Company or any of their respective Subsidiaries beneficial ownership of 10% or more of the Equity Interests in Holdings, the Company or such Subsidiary, as the case may be, shall be deemed to be control. Notwithstanding the foregoing, in no event will the Purchasers or any Holder or any lender under the Credit Agreement or any holder of Holdings Notes or any of their respective Affiliates be deemed to be an Affiliate of Holdings or the Company solely by virtue of purchasing or holding any Notes or being such a lender or holding any Holdings Notes.

            "AFFILIATE TRANSACTION" is defined in SECTION 5.06.

            "APPENDIX" is defined in the recitals.

            "APPLICABLE LAW" means all laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including environmental laws and those pertaining to health or safety) applicable to the Company or any of its Subsidiaries or any of their properties, assets or operations.

            "ASSET DISPOSITION" means the disposition whether by sale, issuance, lease (as lessor (other than under operating leases)), transfer, loss, damage, destruction, condemnation or other transaction (including any merger or consolidation) or series of related transactions of any of the following: (a) any of the Capital Stock of any of the Company's Subsidiaries or (b) any or all of the assets of the Company or any of its Subsidiaries, in each case other than sales of inventory in the Ordinary Course of Business. Notwithstanding the foregoing, Asset Dispositions shall not be deemed to include (i) a transfer of assets by the Company to a Restricted Subsidiary of the Company that (other than Permitted Partially Owned Subsidiaries) is a Guarantor, or by a Restricted Subsidiary of the Company that (other than Permitted Partially Owned Subsidiaries) is a Guarantor, to the Company or to another Restricted Subsidiary of the Company that (other than Permitted Partially Owned Subsidiaries) is a Guarantor, (ii) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company that (except for Permitted Partially Owned Subsidiaries) is a Guarantor, or by a Restricted Subsidiary of the Company to another Person to the extent permitted by SECTION 5.08(B), (iii) a Restricted Payment that is permitted by the provisions of
SECTION 5.02, (iv) a Permitted Investment, (v) any conversion of Cash Equivalents into cash or any other form of Cash Equivalents, (vi) any foreclosure on assets, (vii) sales or disposition of past due accounts receivable in the Ordinary Course of Business, (viii) transactions permitted under ARTICLE 6 hereof, (ix) grants of credits and allowances in the Ordinary Course of Business, (x) the sublease of real or personal property on commercially reasonable terms, (xi) trade-ins or exchanges of equipment or other fixed assets, (xii) the sale and leaseback of any assets within 180 days of the acquisition thereof, (xiii) sales of damaged, worn-out or obsolete equipment or


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assets that, in the Company's reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries, or (xiv) sales of other assets for aggregate consideration of less than $1 million with respect to any transaction or series of related transactions, provided the total consideration received for all assets sales under this clause (xiv) does not exceed for any such fiscal year 5% of Consolidated Tangible Assets at the beginning of any fiscal year.

            "ASSET SALE OFFER" is defined in SECTION 4.10(A).

            "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

            "BOARD" AND "BOARD OF DIRECTORS" means, as to any Person, the board of directors, the board of advisors (or similar governing body) of such Person.

            "BUSINESS DAY" means any day other than a Legal Holiday.

            "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to fixed or capital assets (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "CAPITAL STOCK" of any Person means any and all shares, interests, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of


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acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation and having combined capital and surplus of not less than $250,000,000; (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation and having combined capital and surplus of not less than $250,000,000; and (vi) other money market accounts or mutual funds which invest primarily in the securities described above.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of Holdings and its Subsidiaries taken as a whole, or of the Company and its Subsidiaries taken as a whole, to any Person or "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), other than the Principals, Management Investors or their Related Parties;
(ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation), as a result of which, (x) prior to a Note Registration, (1) the Principals, Management Investors and their Related Parties beneficially own and control, directly or indirectly, less than 51% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (2) GEI and its Affiliates beneficially own, directly or indirectly, less than 25% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (y) Holdings ceases to own directly 100% of the outstanding Equity Interests of the Company, or (z) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than the Principals, Management Investors or their Related Parties, shall have acquired, directly or indirectly, beneficial ownership of 35% or more on a fully diluted basis of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings or the Company or (iv) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors.

            "CHANGE OF CONTROL OFFER" is defined in SECTION 4.09(A).

            "CHANGE OF CONTROL PAYMENT" is defined in SECTION 4.09(A).

            "CHANGE OF CONTROL PAYMENT DATE" is defined in Section 4.09(b)(ii).

            "CLOSING" is defined in the Purchase Agreement.

            "CLOSING DATE" means September 20, 2000.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.


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            "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

            "COMMON STOCK" of any Person means any and all shares, units, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

            "COMPANY" is defined in the preamble.

            "CONSOLIDATED" or "CONSOLIDATED" (including the correlative term "CONSOLIDATING") or on a "CONSOLIDATED BASIS," when used with reference to any financial term in this Indenture (but not when used with respect to any Tax Return or tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated in accordance with GAAP.

            "CONSOLIDATED EBITDA" means for the applicable period of measurement, the Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis, PLUS, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, PLUS (ii) provisions for taxes based on income, PLUS
(iii) total depreciation expense, PLUS (iv) total amortization expenses, PLUS
(v) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item but, notwithstanding anything to the contrary herein, including without limitation, reserves for lease expenses and charges and expenses related to the closure of hospitals to the extent not paid in cash), PLUS (vi) non-recurring costs incurred by Holdings and its Subsidiaries in 1999 relating to year 2000 computer matters, LESS other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

            "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Adjusted EBITDA for the applicable period ending on such date to (b) Consolidated Interest Expense for such applicable period.

            "CONSOLIDATED INTEREST EXPENSE" means for the applicable period of measurement of the Company and its Subsidiaries on a consolidated basis, the aggregate interest expense (whether or not paid in cash) for such period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments, but excluding all amortization of financing fees and other charges incurred by the Company and its Subsidiaries in connection with the issuance of the Notes and the borrowings under the Credit Agreement) for the Company and its Subsidiaries on a consolidated basis, MINUS interest income of the Company and its Subsidiaries for such period, on a consolidated basis.


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            "CONSOLIDATED NET INCOME" means for any period the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP, but excluding the following clauses
(a) through (g) to the extent included in the computation thereof: (a) that percentage of net income (or loss) of each Subsidiary of the Company attributable to minority interests in such Subsidiary; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or that Person's assets are acquired by the Company or any of its Subsidiaries; (c) the income or (loss) of any Person (other than a Subsidiary) in which such Person has an interest except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries; (d) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; (e) any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets of any pension plan; and (f) all fees and expenses incurred in connection with the Merger and the financing thereof, including all non-compete payments, employment contract termination payments, deferred payments for restricted Capital Stock of Holdings and stay bonuses made in connection with the Merger identified on Schedule 1(n) to the Purchase Agreement, and all premiums paid to retire debt in connection with the Merger, and (g) (to the extent not included in clauses (a) through (f) above) (i) any net extraordinary gains or net extraordinary losses or (ii) net non-recurring gains or non-recurring losses to the extent attributable to Asset Dispositions, the exercise of options to acquire Capital Stock and the extinguishment of Indebtedness.

            "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the equity of the common equity holders of such Person and its Subsidiaries on a consolidated basis as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a Subsidiary of such Person and (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all off the foregoing determined in accordance with GAAP.

            "CONSOLIDATED TANGIBLE ASSETS" as of any date of determination means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after deducting therefrom, to the extent otherwise included, the amounts of: (a) minority interests in Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (b) excess of cost over fair value of assets of


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businesses acquired, as determined in good faith by the Board of Directors of the Company; (c) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (e) treasury stock; and (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors immediately after consummation of the Merger or (ii) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "COVERAGE RATIO TEST" is defined in SECTION 5.04(A).

            "CREDIT AGREEMENT" means the Credit and Guaranty Agreement, dated as of the Closing Date, by and among the Company, Holdings and certain Subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger and as Sole Syndication Agent, and Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent, consisting of the following facilities: (i) $250 million aggregate principal amount of term loans and (ii) a $50 million revolving credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement or agreements may be amended (including any amendment and restatement thereof), supplemented, replaced, restructured, Refinanced or otherwise modified from time to time, including any amendment, supplement, modification or agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender or group of lenders or one or more agreements; provided that in no event may such agreement be amended (including any amendment and restatement thereof), supplemented, replaced, restructured, Refinanced or otherwise modified to increase the amount of available borrowings (except (x) for increases not in excess of the actual amount of accrued interest thereon plus prepayment premiums and fees and expenses associated with a Refinancing, replacement or other restructuring thereunder, (y) as permitted to be Incurred under SECTIONS 5.04(A), 5.04(B)(III), 5.04(B)(VII) and 5.04(B)(XIII), and (z) for other increases not to exceed $25 million in principal amount).

            "CREDIT DOCUMENTS" means the Credit Agreement, any Currency Agreement or Interest Swap Obligations, and all certificates, instruments, financial and other statements and other documents and agreements made or delivered from time to time in connection therewith and related thereto.


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            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

            "CUSTODIAN" is defined in SECTION 7.01.

            "DEFINITIVE NOTE" is defined in the APPENDIX.

            "DEFAULT" means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute, an Event of Default.

            "DEPOSITARY" is defined in the APPENDIX.

            "DESIGNATED SENIOR INDEBTEDNESS" of the Company or any Guarantor means (a) Indebtedness under or in respect of the Credit Agreement or a Guarantee thereof of the Company or such Guarantor, as applicable, and (b) any other Senior Indebtedness of the Company or such Guarantor that, at the date of determination, the holders thereof have loans outstanding and/or are committed to lend an aggregate amount of $7,500,000 or more and is specifically designated by the Company or such Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness."

            "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), on or prior to the date that is 91 days after the Stated Maturity of the Notes.

            "DOMESTIC SUBSIDIARY" of any Person means a Subsidiary of such Person (i) which is organized under the laws of the United States of America, any State thereof or the District of Columbia or (ii) which conducts a substantial portion of its business in or derives a substantial portion of its revenues from sources outside the United States of America.

            "EARN-OUT OBLIGATIONS" means any unsecured contingent liability of Holdings owed to any seller in connection with a Permitted Acquisition that (a) constitutes a portion of the purchase price for such Permitted Acquisition but is not an amount certain on the date of incurrence thereof and is not subject to any right of acceleration by such seller, and (b) is only payable upon the achievement of performance standards by the Person or other property acquired in such Permitted Acquisition and in an amount based upon such achievement provided that the maximum aggregate amount of such liability shall be fixed at a specified amount on the date of such Permitted Acquisition; provided, however, that the term Earn-Out Obligations shall also include those obligations set forth in Schedule 1(oo) to the Purchase Agreement.


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            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EQUITY OFFERING" means any underwritten public offering of Qualified Capital Stock of Holdings, whether on a primary or secondary basis, pursuant to an effective registration statement filed under the Securities Act.

            "EVENT OF DEFAULT" is defined in SECTION 7.01.

            "EXCESS PROCEEDS" is defined in SECTION 5.05(B).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" is defined in the APPENDIX.

            "EXCHANGE GUARANTEES" means the guarantees issued in the Registered Exchange Offer.

            "EXCHANGE NOTES" is defined in the recitals.

            "EXEMPT SUBSIDIARIES" shall mean those Permitted Partially Owned Subsidiaries listed on Schedule 1(c) of the Purchase Agreement that are not Guarantors.

            "EXISTING INDEBTEDNESS" is defined in the Purchase Agreement.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction between a willing seller and a willing and able buyer.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

            "GEI" means Green Equity Investors III, L.P., a Delaware limited partnership.

            "GLOBAL NOTES LEGEND" is defined in the APPENDIX.

            "GOVERNMENTAL AUTHORITY" means (a) the government of the United States of America or any State or other political subdivision thereof, (b) any government or political


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subdivision of any other jurisdiction in which the Company or any of its
Subsidiaries conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any of its Subsidiaries or
(c) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government.

            "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "GUARANTOR" is defined in the preamble.

            "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor, all obligations for the principal, premium, if any, interest (including any interest accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate provided for in the documentation with respect thereto, whether or not such claim for post-petition interest is allowed in such proceeding), penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such Guarantor, whether outstanding on the Closing Date or thereafter Incurred including, without limitation, in respect of: (i) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Documents, including, without limitation, obligations to pay principal, premium, if any, and interest (including any interest accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate provided for in the documentation with respect thereto, whether or not such claim for post-petition interest is allowed in such proceeding) on, reimbursement obligations under letters of credit, fees, expenses and indemnities (including Guarantees thereof) and all Obligations in respect thereof; (ii) any Obligations of such Guarantor evidenced by bonds, debentures, notes or other similar instruments; (iii) any Capitalized Lease Obligations of such Guarantor; (iv) any Obligation of such Guarantor arising from any Guarantee by such Guarantor of Senior Indebtedness or of Guarantor Senior Indebtedness of another Guarantor; (v) all Interest Swap Obligations (and Guarantees thereof); and (vi) all Obligations (and Guarantees thereof) under Currency Agreements, in each case whether outstanding on the Closing Date or thereafter Incurred. Notwithstanding the foregoing, "GUARANTOR SENIOR INDEBTEDNESS" shall not include: (i) any Indebtedness (other than with respect to any Guarantee Obligations with respect to Senior Indebtedness of the Company) of such Guarantor to a Subsidiary of such Guarantor; (ii) Indebtedness (other than with respect to any Guarantee Obligations with respect to Senior Indebtedness of the Company or with respect to other Guarantor Senior Indebtedness) to, or guaranteed on behalf of, any shareholder, unitholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder or unitholder who is also a lender (or an Affiliate of a lender) under the Credit Agreement; (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services; (iv) Indebtedness represented by Disqualified Capital Stock; (v) that portion of any Indebtedness Incurred in violation of SECTION 5.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (v) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture); (vi) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and (vii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor other than the Indebtedness under this Indenture.

            "HOLDER" means a Person in whose name a Note is registered on the Registrar.

            "HOLDINGS" means Veterinary Centers of America, Inc., a Delaware corporation.

            "HOLDINGS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means that certain Exchange and Registration Rights Agreement, dated as of the Closing Date, by and among Holdings and the Purchasers.

            "HOLDINGS INDENTURE" means that certain Indenture, dated as of the date hereof, by and between Holdings and Chase Manhattan Bank and Trust Company, National Association, trustee thereunder.

            "HOLDINGS NOTES" means those certain Senior Notes due 2010 of Holdings issued on the Closing Date in an original principal amount of $100,000,000, any Exchange Notes (as defined in the Holdings Purchase Agreement) or any PIK Notes (as defined in the Holdings Indenture) issued after the Closing Date pursuant to the terms of the Holdings Indenture, and any such notes issued in exchange or replacement therefor, including any such notes issued in exchange for the Holdings Notes pursuant to the Holdings Exchange and Registration Rights Agreement.

            "HOLDINGS PURCHASE AGREEMENT" means the Purchase Agreement dated as of the Closing Date, by and among Holdings and the Purchasers.

            "INCUR" is defined in SECTION 5.04(A).

            "INDEBTEDNESS" means, with respect to any Person, without duplication: (i) all Obligations of such Person for borrowed money (including, without limitation, Senior Indebtedness); (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capitalized Lease Obligations of such Person; (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement, in each case to the extent the purchase price is due more than six
(6) months from the date the obligation is Incurred (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (vi) Guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below; (vii) all Obligations of any other Person of the type referred to in clauses (i) through
(v) which are secured by any Lien on any property or asset of such Person, the amount of such

Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured; and (viii) all Obligations under Currency Agreements and all Interest Swap Obligations of such Person.

            "INDENTURE" is defined in the preamble.

            "INITIAL NOTES" is defined in the recitals.

            "INSTITUTIONAL ACCREDITED INVESTOR" is defined in the APPENDIX.

            "INTEREST PAYMENT DATE" is defined in EXHIBIT A.

            "INTEREST SWAP OBLIGATIONS" means the Obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other Equity Interests of, or ownership interest in, any other Person (other than the Company or any other Person who was a Restricted Subsidiary of the Company at the time of such Investment); and (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that did not arise from sales to or services provided to that other Person in the Ordinary Course of Business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

            "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in New York or California or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "LIEN" means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof).

            "MANAGEMENT INVESTORS" means Continuing Stockholders (as defined in the Merger Agreement) and initial holders of Common Stock of Holdings reserved for future issuance to employees of Holdings and its Subsidiaries as set forth on SCHEDULE 1(D) to the Holdings Purchase Agreement.

            "MANAGEMENT SERVICES AGREEMENT" means that certain Management Services Agreement, dated as of the Closing Date, by and between Holdings and the Company, on the one hand, and Leonard Green & Partners, L.P., on the other.

            "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the material impairment of the ability of the Company or any Guarantors that constitute a Material Subsidiary to perform in any material respect its material obligations under any Transaction Document to which it is a party or of any Holder to enforce any Transaction Document in any material respect or collect any of the Obligations thereunder.

            "MATERIAL SUBSIDIARY" means one or more Subsidiaries of the Company which individually or in the aggregate shall have accounted for more than five percent (5%) of Consolidated EBITDA for the four-Fiscal Quarter period most recently ended.

            "MATURITY", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Indenture requires the Company to make).

            "MERGER" means the merger of Merger Corp. with and into Holdings as contemplated by the Merger Agreement.

            "MERGER AGREEMENT" means that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2000, by and among Holdings, the Company and Merger Corp.

            "MERGER CORP." means Vicar Recap, Inc., a Delaware corporation formed by GEI

            "NET PROCEEDS" means cash proceeds actually received by the Company or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, issuance, lease, transfer or other disposition (including Taxes attributable to such sale, lease or transfer), (b) amounts applied to repayment of Indebtedness (other than revolving credit Indebtedness under the Credit Agreement, without a corresponding reduction in the revolving credit commitment) secured by a Lien on the asset or property disposed of, (c) if such Asset Disposition involves the sale of a discrete business or product line, any accrued liabilities of such business or product line required to be paid or retained by the Company or any of its Subsidiaries as part of such disposition and (d) appropriate amounts to be provided by the Company or a Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with an Asset Disposition and retained by Holdings or such Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, pension and benefit liabilities, liabilities related to environmental matters or liabilities under any indemnification obligations associated with such Asset Disposition.

            "NOTATION OF GUARANTEE" is defined in SECTION 12.07.

            "NOTE REGISTRATION" shall mean the first to occur of (i) the consummation of a Registered Exchange Offer and (ii) the effectiveness of a Shelf Registration Statement filed with the Commission.

            "NOTES" is defined in the recitals.

            "NOTES CUSTODIAN" is defined in the APPENDIX.

            "NOTICE OF DEFAULT" is defined in SECTION 8.05.

            "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "OFFER AMOUNT" is defined in SECTION 4.10(A).

            "OFFER PERIOD" is defined in SECTION 4.10(A).

            "OFFICERS' CERTIFICATE" of the Company means a certificate signed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, Treasurer, the Assistant Treasurer, Controller, the Secretary or an Assistant Secretary (or any such other officer that performs similar duties) of the Company. One of the officers signing an Officers' Certificate given pursuant to SECTION 4.06 shall be the principal executive, financial or accounting officer or treasurer of the Company.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

            "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in this Indenture, the Purchase Agreement, the Notes and the related documents.

            "PAYING AGENT" is defined in SECTION 2.03.

            "PAYMENT BLOCKAGE PERIOD" is defined in SECTION 11.03.

            "PERMITS" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business.

            "PERMITTED ACQUISITION" means the purchase by the Company or a Subsidiary of the Company of all or substantially all of the assets of a Person whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged on the date of this Indenture, or any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person and each Subsidiary of such Person becomes a Restricted Subsidiary of the Company and (a) if a wholly-owned Domestic Subsidiary, a Guarantor or (b) if a less than wholly-owned Domestic Subsidiary, a Permitted Partially Owned Subsidiary, in each case whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged on the date of this Indenture or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company and whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged on the date of this Indenture; PROVIDED that at the time of such Investment or purchase, no Default or Event of Default exists or would be caused upon the consummation thereof.

            "PERMITTED INVESTMENTS" means:

                  (i) any Investment in (including, without limitation, loans and advances to) the Company or a Restricted Subsidiary of the Company that (other than in the case of Permitted Partially Owned Subsidiaries) is a Guarantor and whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged in on the date of such Investment;

                  (ii) any Investment in Cash Equivalents or the Notes or the Exchange Notes;

                  (iii) any Investment related to or arising out of a Permitted Acquisition;

                  (iv) any Investment made in the Ordinary Course of Business which results from the receipt of non-cash consideration from an asset sale made pursuant to and in compliance with the provisions of SECTION
      5.05 or from any sale or other disposition of assets not constituting an Asset Disposition hereunder;

                  (v) loans and advances (a) to employees for emergency, moving, entertainment, travel and other business expenses in the Ordinary Course of Business or (b) to Holdings if the proceeds of such loans and advances are used by Holdings to make loans or advances to employees contemplated by clause (a) provided the total loans and advances under this clause (v) shall not exceed $1,500,000 in the aggregate at any time outstanding;

                  (vi) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts by said Person;

                  (vii) any Investment existing on the date of this Indenture and listed on Schedule 1(pp) to the Purchase Agreement;

                  (viii) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Subsidiaries, in either case in compliance with this Indenture; PROVIDED that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger or consolidation;

                  (ix) Investments made in connection with purchase price adjustments, contingent purchase price payments or other Earn-Out Obligations paid in connection with Investments otherwise permitted under this Indenture;

                  (x) Investments in securities received in settlement of trade obligations in the Ordinary Course of Business;

                  (xi) loans and advances (a) not to exceed $1,500,000 at any time outstanding to employees of Holdings or its Subsidiaries for the purpose of funding the purchase of Capital Stock of Holdings by such employees or (b) to Holdings if the proceeds of such loans or advances are used by Holdings to make loans or advances contemplated by clause (a) above; and

                  (xii) other Investments in Persons who are not Affiliates of the Company or any of its Subsidiaries not to exceed $5 million in the aggregate at any time outstanding.

            "PERMITTED PARTIALLY OWNED SUBSIDIARY" means the Exempt Subsidiaries and each other Subsidiary designated as a Permitted Partially Owned Subsidiary by the Company in writing to the Trustee, provided (i) with respect to each Permitted Partially Owned Subsidiary other than Exempt Subsidiaries, Capital Stock representing 70% or more of the aggregate voting and economic interests in such Subsidiary are directly or indirectly owned, beneficially and of record, by the Company, (ii) the Company shall use its commercially reasonable efforts to cause each Subsidiary to become a Guarantor, (iii) any Capital Stock not owned directly or indirectly by the Company is owned by one or more licensed veterinarians (or one or more professional corporations owned by such licensed veterinarians) who will be actively involved in the business of such Subsidiary, and (iv) at the time of designation of any Permitted Partially Owned Subsidiary as such, that portion of Consolidated EBITDA attributable to all Permitted Partially Owned Subsidiaries (including the Subsidiary proposed to be obligated as such) does not represent more than 10% of the Consolidated EBITDA for the four-Fiscal Quarter period most recently ended.

            "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to Refinance other Indebtedness of any such Persons; PROVIDED, HOWEVER, that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest and premium, if any (set forth in the original instrument representing such Indebtedness), of the Indebtedness so Refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, at the time of such Refinancing, the Indebtedness being Refinanced; (iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; and (iv) such Indebtedness is Incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being Refinanced. "Permitted Refinancing Indebtedness" shall not include Indebtedness under the Credit Agreement which may be Refinanced in accordance with the definition thereof.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "PRINCIPALS" means GEI and certain entities affiliated with (i) Trust Company of the West and Hamilton Lane Advisors and (ii) the following limited partners in GEI: CalPERS, Caisse De Depot, Procific and PPM America.

            "PURCHASE DATE" is defined in SECTION 4.10(A).

            "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of the Closing Date, by and among the Company, the Guarantors and the Purchasers.

            "PURCHASERS" is defined in the APPENDIX.

            "QIB" is defined in the APPENDIX.

            "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

            "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the Notes.

            "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and the Notes.

            "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

            "REGISTERED EXCHANGE OFFER" is defined in the APPENDIX.

            "REGISTRAR" is defined in SECTION 2.03.

            "REGISTRATION DEFAULT" is defined in EXHIBIT A.

            "REGULAR RECORD DATE" is defined in EXHIBIT A.

            "REGULATION S" is defined in the APPENDIX.

            "RELATED PARTY" with respect to any Principal means (i) any controlling stockholder of such Principal, any Subsidiary of such Principal or any general partner of such Principal, and (ii) any Affiliate of such Principal and any investment fund or investment partnership managed by any Person that is, or is an Affiliate of, such Principal to the extent such Affiliate or other investment fund or investment partnership makes an Investment in Holdings through the acquisition of Capital Stock from Holdings, and with respect to any Management Investor, means a revocable inter-vivos trust established by such Person, such Person's estate spouse, child, parent or other relative (by blood, marriage or adoption) of the first degree, or any trust established for the benefit of any of the foregoing.

            "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; PROVIDED that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness. In the case of Indebtedness under the Credit Agreement, the Representative shall mean Wells Fargo Bank, N.A. (333 South Grand Avenue, Los Angeles, California 90071, Attention: S. Michael St. Geme (telecopier no.: (213) 628-9694)), or any successor thereto under the Credit Agreement of which the Trustee is notified.

            "REQUIRED HOLDERS" means Holders holding more than 50% of the aggregate outstanding principal amount of the outstanding Notes (exclusive of Notes then owned directly or indirectly by Holdings, the Company or any of their respective Subsidiaries or Affiliates).

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED NOTES LEGEND" is defined in the APPENDIX.

            "RESTRICTED PAYMENTS" is defined in SECTION 5.02.

            "RESTRICTED SUBSIDIARY" means either a Wholly Owned Subsidiary or a Permitted Partially Owned Subsidiary.

            "RULE 501" is defined in the APPENDIX.

            "RULE 144A" is defined in the APPENDIX.

            "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

            "SECURITIES ACT" is defined in the APPENDIX.

            "SELLER NOTES" means, collectively, any unsecured promissory notes issued by Holdings to any seller or sellers in connection with a Permitted Acquisition which are permitted to be incurred under Section 5.04(b)(x) of the Holdings Indenture.

            "SENIOR INDEBTEDNESS" means (i) the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of the Company for reimbursement (including attorneys' fees incurred in connection with any such proceeding, whether or not allowed in such proceeding), indemnities and fees relating to, and all other amounts owing under, the Credit Agreement, (ii) the principal of (and premium, if any) and interest on Indebtedness of the Company for money borrowed, whether incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness and (iii) Interest Swap Obligations entered into with respect to Indebtedness described in clauses (i) and (ii) above; PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness: (1) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not superior in right of payment to the Notes, (2) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is subordinated in right of payment in any respect to any other Indebtedness of the Company, (3) Indebtedness evidenced by the Notes or the Guarantees, (4) any Indebtedness owed to a Person when such Person is a Subsidiary of the Company, (5) any obligation of the Company arising from Disqualified Capital Stock of the Company, (6) any portion of any Indebtedness which is incurred in violation of this Indenture, (7) Existing Indebtedness, and
(8) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

            "SENIOR NONMONETARY DEFAULT" is defined in SECTION 11.03.

            "SENIOR PAYMENT DEFAULT" is defined in SECTION 11.03.

            "SHELF REGISTRATION STATEMENT" is defined in the APPENDIX.

            "SPECIAL INTEREST" is defined in EXHIBIT A.

            "SPECIFIED ASSETS" means the Company's investments specified in numbers 1 and 2 in Schedule 1(pp) to the Purchase Agreement.

            "STATED MATURITY," when used with respect to any Note or any installment of interest thereon, means the date specified in this Indenture or such Note as the scheduled fixed date on which the principal amount of such Note or such installment of interest is due and payable and shall not include any contingent obligation to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof.

            "STATED MATURITY DATE" is defined in EXHIBIT A.

            "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, dated as of the Closing Date, by and among Holdings, the Purchasers, the Principals and certain Management Investors.

            "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any of its Subsidiaries which is expressly subordinated to and junior to the payment and performance of the Notes or any such Subsidiary's guarantee, as applicable, of the Notes.

            "SUBORDINATED OBLIGATIONS" is defined in SECTION 11.01.

            "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Any Person becoming a Subsidiary of Holdings after the date of this Indenture should be deemed to have Incurred all of its outstanding Indebtedness on the date it becomes a Subsidiary.

            "SUCCESSOR COMPANY" is defined in SECTION 6.01.

            "SUPPLEMENTAL GUARANTEES" means Guarantees executed by future Domestic Subsidiaries of the Company pursuant to SECTION 4.11.

            "TAX RETURNS" means all reports and returns (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to Taxes.

            "TAXES" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or other taxes, duties or assessments of any kind whatsoever imposed on any Person, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and includes any liability for Taxes of another Person by contract, as a transferee or successor, under Treasury regulation Section 1.1502-6 or analogous state, local or foreign law provision or otherwise.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb), as amended from time to time.

            "TRANSACTION DOCUMENTS" is defined in the Purchase Agreement.

            "TRANSFER RESTRICTED NOTES" is defined in the APPENDIX.

            "TRIGGER DATE" is defined in the Exchange and Registration Rights Agreement.

            "TRUSTEE" is defined in the preamble.

            "TRUST OFFICER" means, when used with respect to the Trustee, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee in its Corporate Trust Administration Department customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "UNITED STATES" shall have the meaning assigned to such term in Regulation S.

            "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

            "WARRANT AGREEMENT" is defined in the Holdings Purchase Agreement.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned

Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "indenture securities" means the Notes, the Exchange Notes, the Guarantees and the Exchange Guarantees.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

        SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

            (a)   a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c)   "or" is not exclusive;

            (d)   "including" means including without limitation;

            (e)   "to" and "until" each mean "to but excluding";

            (f) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

            (g) any reference herein to any Person shall be construed to include such Person's successors and assigns;

            (h) words in the singular include the plural and words in the plural include the singular;

            (i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (j) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (k) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2.

                                    THE NOTES

        SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Notes and the Exchange Notes to be issued in exchange for the Initial Notes or otherwise as provided in this Indenture are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee's certificate of authentication relating thereto shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall bear interest as set forth in the first paragraph of the reverse side of the Notes. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 (in principal amount at maturity) and multiples thereof.

        SECTION 2.02. EXECUTION AND AUTHENTICATION. One officer shall sign the Notes for the Company by manual or facsimile signature.

            If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon written direction of Holdings, authenticate and make available for delivery Notes as set forth in the Appendix.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        SECTION 2.03. REGISTRAR AND PAYING AGENT. (a) The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Exchange Notes (as defined in the Appendix).

            (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to SECTION 8.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

            (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; PROVIDED, HOWEVER, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with SECTION 8.08.

        SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal amount and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this SECTION 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      SECTION 2.05. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

      SECTION 2.06. TRANSFER AND EXCHANGE. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this SECTION 2.06. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

            Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar shall treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Guarantor, the Paying Agent, the Trustee or the Registrar shall be affected by notice to the contrary.

            Any Holder of a Global Exchange Note shall, by acceptance of such Global Exchange Note, agree that transfers of beneficial interest in such Global Exchange Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Exchange Note (or its agent) or (b) any Holder of a beneficial interest in such Global Exchange Note, and that ownership of a beneficial interest in such Global Exchange Note shall be required to be reflected in a book entry.

            All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

      SECTION 2.07. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code (a "PROTECTED PURCHASER") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced, unless the Holder is an institution with a Consolidated Net Worth in excess of $100 million and contractually commits to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced, in which case no such indemnity bond may be required. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such
Note instead of issuing a new Note in replacement thereof.

            Every replacement Note is an additional obligation of the Company.

            The provisions of this SECTION 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

      SECTION 2.08. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Subject to SECTION 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to SECTION 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all the principal amount and interest and Special Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this

Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.09. TEMPORARY NOTES. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

      SECTION 2.10. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Notes to the Company pursuant to written direction by an officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

      SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest or Special Interest, if any, on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

      SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Notes may use Committee on Uniform Securities Identification Procedures numbers (the "CUSIP NUMBERS") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3.

                                   REDEMPTION

      SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to SECTION 4.09, SECTION 4.10 or paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount at maturity of Notes to be redeemed. The redemption provisions of paragraph 5 of the Notes are fully incorporated herein.

            The Company shall give each notice to the Trustee provided for in this SECTION 3.01 at least 30 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

      SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata from all of the Holders. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in principal amounts at maturity of $1,000 or a multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

      SECTION 3.03. NOTICE OF REDEMPTION. (a) At least 10 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail or by telefacsimile, with written confirmation of receipt, to each Holder of Notes to be redeemed at such Holder's registered address.

            The notice shall identify the Notes to be redeemed and shall state:

                  (i)   the Redemption Date;

                  (ii) the Redemption Price and the amount of accrued interest to the Redemption Date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amount at maturity of the particular Notes to be redeemed;

                  (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and any Special Interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

                  (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
SECTION 3.03.

      SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest and Special Interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest and Special Interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

      SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest and Special Interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On or after the Redemption Date, the interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal amount of, plus accrued and unpaid interest and Special Interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

      SECTION 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4.

                              AFFIRMATIVE COVENANTS

      SECTION 4.01. PAYMENT OF NOTES. (a) The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal amount of and interest on the Notes shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal of and interest on the Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

            (b) The Company shall pay interest on overdue principal of the Notes at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

      SECTION 4.02. COMMISSION REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall from and after a Note Registration, file with the Commission, and provide the Trustee, Holders and prospective Holders (upon request) within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act. In the event that the rules and regulations promulgated under the Exchange Act or the interpretations of the Commission thereof would permit the Company, if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to cease to file separate reports pursuant thereto, Holdings may file with the Commission copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (including such information as would be required to so permit the Company to cease to file separate reports) and provide them to the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the Commission, in which case the Company shall be relieved of its obligations under the previous sentence. In addition, following an initial Equity Offering, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by Holdings to its public shareholders generally. The Company also shall comply with the other provisions of TIA section 314(a).

      SECTION 4.03. PRESERVATION OF CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory) and licenses of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or license, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries if the loss thereof does not and would not reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.04. MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance does not and would not reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.05. TAXES

            (a) PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes of the Company or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim (1) whose amount, applicability or validity is being contested in good faith by appropriate proceedings, PROVIDED that appropriate reserves therefor are established in the Company's consolidated financial statements in accordance with GAAP or (2) if the failure to pay such Tax or claim would not reasonably be expected to have a Material Adverse Effect.

            (b) TAX RETURNS. The Company and its Subsidiaries shall timely file or cause to be filed when due all material Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries for taxable years ending after the Closing Date and shall pay any Taxes due in respect of such Tax Returns except as permitted under SECTION 4.05(A).

            (c) CONTEST PROVISIONS. Prior to Note Registration, the Company shall promptly notify the Holders in writing upon receipt by the Company or any of its Subsidiaries of notice of any pending or threatened federal, state, local or foreign income or franchise Tax audits or assessments which may materially affect the Tax liabilities of the Company or any of its Subsidiaries.

            (d) TRANSFER TAXES. All transfer, transfer gains, documentary, sales, use, stamp, registration and other similar Taxes and fees (including costs and expenses relating to such Taxes) incurred in connection with the consummation of the transactions contemplated by this Indenture, shall be borne by the Company. The Holders shall reasonably cooperate with the Company in the preparation and filing of any such Tax Returns and other documentation.

      SECTION 4.06. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate made on behalf of the Company stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

      SECTION 4.07. COMPLIANCE WITH LAW. The Company will, and will cause each of its Subsidiaries to, comply with all Applicable Laws and will obtain and maintain, and will cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.08. INSURANCE. The Company shall cause its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in a similar businesses.

      SECTION 4.09. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or a multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, until the Change of Control Payment Date (the "CHANGE OF CONTROL PAYMENT") in accordance with the terms set forth below. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the Company shall not be in violation of this Indenture by reason of any act required by such rule or other applicable law.

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

                  (i) that the Change of Control Offer is being made pursuant to this SECTION 4.09 and that all Notes tendered will be accepted for payment;

                  (ii) the purchase price and the purchase date, which shall be at least 10 Business Days but no more than 60 days from the date on which the Company mails notice of the Change of Control (the "CHANGE OF CONTROL PAYMENT DATE");

                  (iii) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the

      Paying Agent for such purpose, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (iv) that Holders will be entitled to withdraw their election if the Company or its designated agent for such purpose, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (v) other information required to be included pursuant to
      SECTION 3.03.

            (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) pay to the Holders of Notes or portions thereof so tendered an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered. The Company shall promptly mail or deliver by wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Company shall promptly execute and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note shall be in a principal amount of $1,000 or a multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this SECTION 4.09 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      SECTION 4.10. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

            (a) In the event that, pursuant to SECTION 5.05, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified in this SECTION 4.10. Each Asset Sale Offer shall remain open for not less than ten (10) Business Days nor more than sixty (60) days immediately following its commencement, except to the extent that a longer period is required by Applicable Law (the "OFFER PERIOD"). On the Business Day immediately after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to SECTION 5.05 plus accrued and unpaid interest, if any, thereon to the Purchase Date (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, the Company shall purchase all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            (b) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (i) that the Asset Sale Offer is being made pursuant to this
      SECTION 4.10 and SECTION 5.05 and the length of time the Asset Sale Offer shall remain open;

                  (ii)  the Offer Amount, the purchase price and the Purchase
      Date;

                  (iii) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Company at the address specified in the notice at least three Business Days before the Purchase Date;

                  (iv) that Holders shall be entitled to withdraw their election if the Company receives, not later than the second Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                  (v)   other information required to be included pursuant to
      SECTION 3.03.

            (c) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Holders and the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this SECTION 4.10. The Company shall promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver by wire transfer to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note and deliver it to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

      SECTION 4.11. POST-CLOSING GUARANTEES. The Company shall cause all of its future Domestic Subsidiaries (other than Permitted Partially Owned Subsidiaries) to become Guarantors and to execute simultaneously with and as a precondition to such Person becoming a Domestic Subsidiary, a Supplemental Guarantee, a Notation of Guarantee and to otherwise acknowledge its agreement to be bound by the Provisions of Article 12.

      SECTION 4.12 FURTHER ASSURANCES. The Company shall, upon the request of Holders, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                   ARTICLE 5.

                        NEGATIVE COVENANTS OF THE COMPANY

      SECTION 5.01. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes or this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

      SECTION 5.02. RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock or other Equity Interests of, including any payment in connection with a merger or consolidation involving, the Company or any of its Subsidiaries, (ii) purchase, redeem or otherwise acquire for value any shares of Capital Stock or other Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, (iii) make any payment or prepayment of principal of, premium, if any, interest, redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment with respect to, any Subordinated Indebtedness or (iv) make any Restricted Investments (the items described in CLAUSES (I), (II) (III) and (IV) are referred to as "RESTRICTED PAYMENTS"); unless at the time of and after giving effect to such Restricted Payment;

                        (A) no Default or Event of Default shall have occurred
                  and be continuing or would occur as a consequence thereof; and

                        (B) the Company would, at the time such Restricted
                  Payment was made and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-Fiscal Quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Test set forth in Section 5.04(a) hereof; and

                        (C) such Restricted Payment, together with the aggregate
                  of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the date of this Indenture to the end of the Company's most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from contributions of capital from Holdings to the Company since the date of this Indenture or the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Capital Stock or debt securities that have been converted into Disqualified
                  Capital Stock), plus (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted
                  Investment.

            (b) The foregoing provisions shall not prohibit any of the following if no Default or Event of Default shall have occurred and be continuing immediately after any such transaction:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the redemption, repurchase, retirement or other acquisitions of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale of Capital Stock of the Company (other than any Disqualified Capital Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph;

                  (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Capital Stock); provided, however, that the amount of any such net cash proceeds from the sale of Capital Stock of the Company that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph;

                  (iv) the payment of any distribution or dividend or the making of any loan or advance to Holdings to enable Holdings to (A) pay its overhead expenses (including without limitation, all expenses under the Stockholders Agreement, the Holdings Exchange and Registration Rights Agreement and the Warrant Agreement pertaining to the registration under the Securities Act of the Holdings Notes and the

      Capital Stock of Holdings), (B) pay all Taxes due and owing by Holdings, (C) (w) pay regularly scheduled installments of accrued and unpaid interest on the Holdings Notes that are required to be paid only in cash, (x) pay regularly scheduled installments of principal and interest on the Seller Notes that are required to be paid in cash, and all amounts as and when due with respect to Earn-Out Obligations that are required to be paid in cash, and (z) regularly scheduled installments of principal and interest and any other fees and expenses that are required under any Existing Indebtedness as to which Holdings is an obligor to be paid in cash, and (z) pay after the Closing Date obligations of Holdings prior to the Asset Dropdown (as defined in the Purchase Agreement) which remain obligations of Holdings as a matter of law and which are required to be paid in cash, (D) make any payments Holdings is required to make under the Management Services Agreement (or any agreement extending or replacing the Management Services Agreement which contains the same terms with respect to fees and other terms no less favorable to the Company and its Subsidiaries), (E) consummate the Merger (including making non-compete payments to senior officers of Holdings and the Company in connection therewith, making settlement or termination payments with respect to certain employment contracts, making retention or stay bonus payments and making deferred payments after the Closing with respect to restricted Capital Stock of Holdings held by certain employees of Holdings and its Subsidiaries, to the extent the same have been disclosed to the Purchasers pursuant to the Purchase Agreement), repay any Indebtedness of Holdings outstanding immediately prior to the Merger, specified in the Purchase Agreement, to be paid in connection with the Merger, and pay all fees and expenses incurred by Holdings in connection with the Merger and the financing thereof, (F) pay Holdings' auditors' fees and expenses, (G) repurchase, redeem or otherwise acquire or retire for value of any Equity Interests of Holdings, held by any member of Holdings', the Company's (or any of its Subsidiaries') management pursuant to the Stockholders Agreement, any management equity subscription agreement or stock option agreement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,500,000 in any Fiscal Year plus the unused portion of said $1,500,000 from the immediately preceding Fiscal Year plus the aggregate cash proceeds received by the Company or any Subsidiary during such Fiscal Year from any reissuance of Equity Interests by the Company or any Subsidiary to members of management of the Company and its Subsidiaries plus any proceeds received during such Fiscal Year under key man insurance policies with respect to such members of management; and PROVIDED, FURTHER, that any such aggregate cash proceeds from any such reissuance of Equity Interests shall be excluded from clause (C)(2) of the preceding paragraph; and (H) to make any other Restricted Payment or Permitted Investment, or to consummate any Affiliate Transaction, but in each case only to the extent permitted under the Holdings Indenture as in effect as of the date of this Indenture;

                  (v) the making by the Company and its Subsidiaries of loans or advances to veterinarians (or professional corporations owned by such veterinarians) substantially involved in the business of a Subsidiary of the Company to allow such veterinarians (or such professional corporations) to acquire Capital Stock of such Subsidiary, so long as such Subsidiary remains a Permitted Partially Owned Subsidiary after such acquisition of its Capital Stock and the making by the Company of Restricted Payments to Holdings to enable Holdings to make the loans or advances permitted by this clause (v);

                  (vi) the redemption or repurchase of any Capital Stock of a Permitted Partially Owned Subsidiary owned by a licensed veterinarian (or professional corporation owned by a licensed veterinarian) whose employment by the Company or any Subsidiary of the Company has terminated, provided the consideration paid does not exceed the fair market value of such Capital Stock as determined by the Board of Directors in good faith and all Indebtedness owed by such veterinarian (or professional corporation) to Holdings and its Subsidiaries is repaid in full concurrently with such redemption or repurchase;

                  (vii) the payment by any Subsidiary of any dividend or distribution on its Capital Stock or the redemption or repurchase by any Subsidiary of its Capital Stock to the extent the proceeds thereof or any property transferred pursuant thereto are paid pro rata to the holders of such Capital Stock;

                  (viii) the making of Restricted Payments by the Company to allow Holdings to make Restricted Payments necessary to consummate the Merger or prepay Existing Indebtedness;

                  (ix) the making of Restricted Payments by the Company to Holdings to the extent that Holdings is obligated under Section 4.10 and
      5.05 of the Holdings Indenture by reason of one or more Asset Sales by the Company and its Subsidiaries to make an Asset Sale Offer to holders of the Holdings Notes; and

                  (x) the making of other Restricted Payments not to exceed $5.0 million in the aggregate since the date of this Indenture.

            (c) The Company and its Subsidiaries may make regularly scheduled payments in respect of any Subordinated Indebtedness permitted hereby in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, any agreement pursuant to which such Subordinated Indebtedness was issued, so long as no Event of Default described in SECTION 7.01 has occurred or is continuing or will result therefrom, provided that in the event that any regularly scheduled payments in respect of any Subordinated Indebtedness are not permitted to be made because of such Events of Default, such regularly scheduled payments in respect of any Subordinated Indebtedness shall accrue and may be paid upon the waiver, cure or rescission of the applicable Event of Default so long as no other Event of Default described in SECTION 7.01 has occurred and is continuing or will result therefrom.

            (d) The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

      SECTION 5.03. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a)(i) pay dividends pro rata or make any other distributions pro rata with respect to any Capital Stock of such Subsidiary or any other interest or participation in, or measured by, such Subsidiary's profits, or (ii) pay any indebtedness owed by such Subsidiary to the Company or any of the Company's other Subsidiaries, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets pro rata to the Company or any of the Company's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                  (i) Existing Indebtedness as in effect on the date of this Indenture;

                  (ii) the Credit Documents as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings thereof permitted hereunder, PROVIDED, HOWEVER, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such provisions than those contained in the Credit Documents on the date hereof;

                  (iii) this Indenture and the Notes as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings thereof;

                  (iv)  the Holdings Indenture and the Holdings Notes;

                  (v)   applicable law;

                  (vi) by reason of customary non-assignment provisions in leases, licenses and other agreements entered into in the Ordinary Course of Business and consistent with past practices;

                  (vii) capital leases or purchase money obligations for property acquired in the Ordinary Course of Business that impose restrictions of the nature described in clause (vi) above on the property so acquired;

                  (viii) Permitted Refinancing Indebtedness; PROVIDED, HOWEVER, that such restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being Refinanced;

                  (ix) any instrument governing Indebtedness, Capital Stock or assets of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was created or such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

                  (x) secured Indebtedness otherwise permitted to be Incurred pursuant to this Indenture that limits the right of the debtor thereunder to dispose of the assets securing such Indebtedness;

                  (xi) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (xii) restrictions on deposits or minimum net worth requirements imposed by customers under contracts entered into in the Ordinary Course of Business;

                  (xiii) customary provisions in joint venture agreements, licenses and leases and other similar agreements entered into in the Ordinary Course of Business; and

                  (xiv) statutory or contractual provisions requiring pro rata treatment of holders of Capital Stock of Subsidiaries constituting Permitted Partially Owned Subsidiaries.

      SECTION 5.04. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
                    CAPITAL STOCK OR PREFERRED STOCK.

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including any operation of law), with respect to (collectively, "INCUR") any Indebtedness (including Acquired Indebtedness), and the Company shall not issue any Disqualified Capital Stock and shall not permit any of its Subsidiaries to issue any Preferred Stock; provided, however, that the Company and its Subsidiaries may Incur Indebtedness (including Acquired Indebtedness), and the Company and the Guarantors may guarantee such Indebtedness, if immediately after the Incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the most recent four full fiscal quarter period exceeds 2.50 to 1.00 if such Incurrence is prior to September 30, 2002 and exceeds 2.75 to 1.00 if such Incurrence occurs thereafter (the test set forth in the foregoing clause is referred to herein as "COVERAGE RATIO TEST"). For the purpose of the Coverage Ratio Test, with respect to any period during which a Permitted Acquisition or an Asset Disposition has occurred (each a "SUBJECT TRANSACTION"), Consolidated EBITDA and the components of Consolidated Interest Expense shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis which is consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges which pro forma adjustments shall be certified on behalf of the Company by the chief financial officer of the Company) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding revolving loans under the Credit Agreement Incurred during such period); provided, however, such calculations of Consolidated Adjusted EBITDA with respect to Permitted Acquisitions, the consideration for which constitutes $3,000,000 or less, shall be based on reasonable estimations of such pre-acquisition EBITDA based on actual pre-acquisition revenues.

            (b)   The foregoing provisions shall not apply to:

                  (i) the Incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

                  (ii) the Incurrence by the Company and its Subsidiaries of the Indebtedness represented by the Notes and the Guarantees thereof or the Exchange Notes and the Exchange Guarantees thereof, as the case may be;

                  (iii) the Incurrence by the Company or any of its Subsidiaries of (x) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money Indebtedness, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, or (y) Acquired Indebtedness Incurred in connection with a Permitted Acquisition provided such Indebtedness was not Incurred in connection with or in contemplation of such Permitted Acquisition, in an aggregate principal amount not to exceed (without duplication) $15,000,000 at any one time outstanding; provided that all or a portion of the Indebtedness permitted to be incurred under this clause (iii) may, at the option of the Company, without limitation as to purpose, be incurred under the Credit Agreement instead of pursuant to Capitalized Lease Obligations, mortgage financing or purchase money Indebtedness;

                  (iv) the Incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, Refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be Incurred;

                  (v) the Incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any Restricted Subsidiaries of the Company that (except for Permitted Partially Owned Subsidiaries) are Guarantors; PROVIDED, HOWEVER, that (A) if the Company is the obligor on such

      Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes to the same extent that the Notes are subordinated to Senior Indebtedness and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company, a Restricted Subsidiary of the Company that (except for Permitted Partially Owned Subsidiaries) is a Guarantor or a lender or agent under the Credit Documents, and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company, a Restricted Subsidiary of the Company that (except for Permitted Partially Owned Subsidiaries) is a Guarantor, or a lender or agent upon exercise of remedies under a pledge of such Indebtedness under the Credit Documents, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                  (vi) the Incurrence by the Company or any of its Subsidiaries of Interest Swap Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                  (vii) the Incurrence by the Company and its Subsidiaries of the Senior Indebtedness evidenced by the Credit Documents (and the Guarantees thereof by the Company's Subsidiaries) less the amount of all term loan repayments and permanent reductions actually made under the Credit Agreement with the Net Proceeds of an Asset Disposition applied thereto to the extent required by SECTION 5.05; provided that the amount of Indebtedness permitted to be Incurred pursuant to the Credit Agreement in accordance with this clause (vii) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Credit Agreement in reliance on and in accordance with SECTION 5.04(A) above, with clause
      (iii) above and clause (xiii) below and with clause (z) in the definition of Credit Agreement;

                  (viii) the Incurrence by the Company or any of its Subsidiaries of Indebtedness under Currency Agreements;

                  (ix) the Incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business;

                  (x) the Incurrence by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the Ordinary Course of Business;

                  (xi) the Incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations Incurred in the Ordinary Course of Business;

                  (xii) the Guarantee by the Company or any of its Subsidiaries of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be Incurred by another provision of this SECTION 5.04;

                  (xiii) the Incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $15,000,000; provided that all or a portion of the Indebtedness permitted to be incurred under this clause (xiii) may, at the option of the Company be incurred under the Credit Agreement;

                  (xiv) Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with an Asset Disposition or a Permitted Acquisition;

                  (xv) Indebtedness arising from agreements of the Company or a Subsidiary of the Company (including the Exchange and Registration Rights Agreement and similar contractual undertakings) providing for indemnification and payment of expenses relating to the registration under the Securities Act of the sale of the Notes;

                  (xvi) the Incurrence by the Company or any Subsidiary of the Company of Indebtedness constituting Restricted Payments to or Permitted Investments in such Person permitted to be made hereunder by the Company and its Subsidiaries;

                  (xvii) the Incurrence of Indebtedness by the Company or any Subsidiary of the Company as a result of its indemnification permitted pursuant to SECTION 5.06(C) and SECTION 5.06(D); and

                  (xviii) the Incurrence of Indebtedness by the Company or any Subsidiary of the Company in connection with repurchases or redemption of minority interests in Permitted Partially Owned Subsidiaries permitted by
      SECTION 5.02(B)(VI), in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

            (c) For purposes of determining compliance with this SECTION 5.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xviii) of the immediately preceding paragraph or is entitled to be Incurred pursuant to the Coverage Ratio Test set forth above, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this SECTION 5.04 and will only be required to include the amount and type of such Indebtedness in one of such clauses of SECTION 5.04(B) or pursuant to SECTION 5.04(A). Accrual of interest, accretion of accreted value, amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms as the Indebtedness on which such interest is being paid and any other issuance of securities paid-in-kind shall not be deemed to be an Incurrence of Indebtedness for purposes of this SECTION 5.04. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause of SECTION 5.04(B) or to Indebtedness properly incurred under
SECTION 5.04(A) PROVIDED that the Company would be permitted to Incur such item of Indebtedness (or portion thereof) pursuant to such other clause of this
SECTION 5.04(B) or SECTION 5.04(A), as the case may be, at such time of reclassification.

      SECTION 5.05. ASSET DISPOSITIONS.

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Disposition (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of SECTION 4.03 and/or ARTICLE 6 and not by the provisions of this
SECTION 5.05) unless all of the following conditions are met: (i) at any time prior to a Note Registration, the aggregate fair market value of assets (exclusive of (x) the Specified Assets, (y) any assets subject to a Sale and Leaseback Transaction permitted hereunder and (z) assets involuntarily disposed of in an insured loss or as a result of a condemnation proceeding) sold or otherwise disposed of in any fiscal year of the Company does not exceed 20% of the Consolidated Tangible Assets at the beginning of the fiscal year; (ii) the consideration received is at least equal to the fair market value of such assets (except as the result of any foreclosure or sale by the lenders under the Credit Documents); (iii) at least 80% of the consideration received is cash; and (iv) no Default or Event of Default then exists or shall result from such Asset Disposition; PROVIDED, HOWEVER, that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash or Cash Equivalents within 90 days after the Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            (b) Within 365 days after the receipt of any Net Proceeds from an Asset Disposition, the Company or the Subsidiary making such Asset Disposition, as the case may be, may apply such Net Proceeds (i) to permanently reduce Senior Indebtedness or Guarantor Senior Indebtedness or to purchase Notes (with the consent of the Holders thereof to the extent required) or Indebtedness ranking PARI PASSU with the Notes (and to correspondingly reduce commitments with respect thereto) or (ii) to the acquisition of a controlling interest in another business, the making of Capital Expenditures or the investment in or acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company and its Subsidiaries engaged in at the time such assets were sold or in a business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds in any fiscal year $5,000,000, the Company shall make an Asset Sale Offer pursuant to SECTION
4.10 to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, thereon to the date of purchase, in accordance with the procedures set forth in
SECTION 4.10. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. To the extent that the provisions of any securities laws or regulations conflict with the provision so of this Indenture relating to such Asset Sale Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

      SECTION 5.06. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of the Company or any Guarantor (each of the foregoing, an "AFFILIATE TRANSACTION"), except:

            (a) the performance of any of the Transaction Documents as in effect as of the date of this Indenture and the consummation of the transactions contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect);

            (b) transactions (i) in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or any of its Subsidiaries and upon fair and reasonable terms which are not materially less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate and
(ii) the Company delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, and (B) with respect to any Affiliate Transaction or series of Affiliate Transactions involving in excess of $5,000,000, an opinion as to the fairness of such Affiliate Transaction to the Company from a financial point of view issued by an investment banking firm of national standing;

            (c) payment of customary compensation to officers, employees, consultants and investment bankers for services actually rendered to the Company, including indemnity;

            (d) payment of director's fees plus expenses and customary indemnification of directors;

            (e) payment of (i) fees and other expenses to Leonard Green & Partners, L.P. and other Affiliates of GEI pursuant to the Management Services Agreement (or any agreement extending or replacing the Management Services Agreement that contains the same terms with respect to fees and other terms no less favorable to Holdings and its Subsidiaries), not to exceed, in any Fiscal Year the sum of (x) 1.6% of capital invested in Holdings by Principals, (y) normal and customary fees for financial advice and investment banking services that may be undertaken on behalf of the Company and its Subsidiaries that may be undertaken from time to time, and (z) reimbursement of out-of-pocket costs and expenses; and (ii) a one-time general services and structuring fee in connection with the closing of the transactions contemplated in the Merger Agreement;

            (f) the payment of the fees, expenses and other amounts payable by the Company and its Subsidiaries in connection with the transactions contemplated by the Transaction Documents (including non-competition payments to be made to certain senior officers of Holdings or the Company disclosed to the Purchasers pursuant to the Purchase Agreement) that were disclosed to the Purchasers on or prior to the Closing Date;

            (g) transactions undertaken pursuant to the agreements set forth on
SCHEDULE 5.06, copies of which shall have been provided to the Purchasers prior to the Closing Date;

            (h) Restricted Payments permitted by SECTION 5.03 and Permitted Investments;

            (i) transactions between or among the Company and/or its Subsidiaries;

            (j) the sale of Capital Stock of Subsidiaries of the Company to Affiliates of such Subsidiaries to the extent that a Permitted Partially Owned Subsidiary results therefrom, and the redemption or repurchase from Affiliates of such Subsidiaries of minority interests in Permitted Partially Owned Subsidiaries; and

            (k) the issuance of payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements approved by the Board of Directors of the Company in good faith and customary loans and advances to employees of the Company or any Subsidiary of the Company to the extent otherwise permitted in this Indenture.

Notwithstanding the foregoing, unless otherwise approved by the Required Holders, no payments may be made with respect to the management fees and expenses described in SECTION 5.06(E)(I)(X) after the Required Holders have provided written notice to GEI of the occurrence and continuance of an Event of Default under SECTION 7.01(A), SECTION 7.01(B) or SECTION 7.01(G) or, prior to a Note Registration, an Event of Default caused by the failure of the Company to comply with the covenants and agreements set forth in SECTION 9 of the Purchase Agreement; PROVIDED such management fees may continue to accrue following such notice and be payable (notwithstanding any maximum amount of payments otherwise applicable to the Fiscal year in which such deferred payment is actually made) once such Event of Default is cured, waived or rescinded.

      SECTION 5.07. LIMITATION ON LIENS. The Company may not, and may not permit any Subsidiary of the Company to, incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness of the Company or any Subsidiary of the Company that is expressly by its terms pari passu with or subordinate or junior in right of payment to the Notes or the Guarantees of the Notes made by the applicable Guarantor, (a) without making, or causing such Subsidiary to make, effective provision for securing the Notes (i) equally and ratably with such pari passu Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (ii) in the event such Indebtedness is subordinate in right of payment to the Notes, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured, and (b) unless the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the incurrence of such Lien complies with this Indenture.

      SECTION 5.08. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES. The Company shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, issue, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than to the Company or a Restricted Subsidiary of the Company), unless (a) (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary and its Subsidiaries, and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of SECTION 5.05, or (b) such transfer, conveyance, sale, issuance, lease or other disposition is to a licensed veterinarian (or professional corporation owned by a licensed veterinarian) in a transaction resulting in a Permitted Partially Owned Subsidiary; PROVIDED, HOWEVER, that this SECTION 5.08 shall not restrict any pledge of Capital Stock of the Company and its Subsidiaries securing Indebtedness under the Credit Documents.

      SECTION 5.09. SALES AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; PROVIDED, HOWEVER, that the Company and its Subsidiaries may (a) enter into a Sale and Leaseback Transaction if (i) the Company or such Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to
SECTION 5.04, (ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the property that is the subject of such Sale and Leaseback Transaction and (iii) the Company or such Subsidiary applies the proceeds of such transaction in compliance with, the provisions of SECTION
5.05 (unless the Sale and Leaseback in question is excluded from the definition of Asset Disposition by clauses (xi) or (xii) thereof), (b) enter into Sale and Leaseback Transactions which are in the ordinary course of the Company's or such Subsidiary's business consistent with past practice and at market rates with respect to equipment acquired by the Company and its Subsidiaries after the Closing Date if the proceeds of any such Sale Leaseback shall be entirely in cash and shall not be less than 100% of the fair market value of the equipment being sold (determined in good faith by the Company, provided that at the time of and immediately after giving effect to any such Sale and Leaseback Transaction, the aggregate fair market value of all equipment so sold or disposed of in connection with such Sale and Leaseback Transactions covered by this clause (b) shall not exceed an amount equal to $7,500,000.

      SECTION 5.10. PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED Debt. The Company shall not, and shall not permit any Subsidiary that is a Guarantor to, Incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or said Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

      SECTION 5.11. CONDUCT OF BUSINESS. The Company shall not and shall not permit any of its Subsidiaries directly or indirectly to engage in any business other than business of the type in which the Company and its Subsidiaries were engaged on the date of this Indenture or any business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof.

                                   ARTICLE 6.

                 MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.

      SECTION 6.01. WHEN COMPANY CAN MERGE, CONSOLIDATE, SELL ASSETS, Etc. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless:

            (a) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

            (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (c) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Test set forth in SECTION 5.04(A);

            (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) are permitted by and comply with this Indenture; and

            (e) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.


                                   ARTICLE 7.

                           EVENTS OF DEFAULT; REMEDIES

      SECTION 7.01. EVENTS OF DEFAULT. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

            (a) the Company defaults in the payment when due of interest, if any, on the Notes and such default continues for either (i) a period of ten (10) days prior to a Note Registration or (ii) thirty (30) days thereafter;

            (b) the Company defaults in the payment when due of the principal amount of or premium, if any, on the Notes when the same becomes due and payable at its Maturity, upon redemption or otherwise (whether or not such payment is prohibited under Article 11);

            (c) the Company fails to observe or perform any other covenant or other agreement in this Indenture, the Purchase Agreement or the Notes and such failure continues for a period of thirty (30) days after any senior officer of the Company has obtained actual knowledge of the same;

            (d) any representation, warranty, certification or statement made by the Company or any Subsidiary of the Company in respect of the Purchase Agreement and the related documents or in any statement or certificate at any time given by or on behalf of the Company or any of its Subsidiaries in writing pursuant to the Purchase Agreement or any other related documents shall be false in any material respect on the date as of which made;

            (e) a default occurs under any mortgage, indenture or agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture (which default in the case (but only in the case) of Senior Indebtedness or Guarantor Senior Indebtedness (i) constitutes a failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of such Indebtedness or
(ii) shall have resulted in such

Indebtedness being accelerated or otherwise become or being declared due and payable prior to its stated maturity), and the principal amount of all such Indebtedness as to which a default described in this paragraph (e) has occurred aggregates $7,500,000 or more;

            (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 days, and is not adequately covered by insurance or indemnities which have been cash collateralized, provided that the aggregate of all such undischarged or uninsured judgments exceeds $7,500,000;

            (g)   Holdings, the Company or any of its Material Subsidiaries:

                  (i)   commences a voluntary case or proceeding,

                  (ii) consents to the entry of a decree or order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

                  (iii) consents to the filing of a petition or to the appointment of or taking possession by a Custodian (as defined below) of it or for all or any substantial part of its property,

                  (iv) makes or consents to the making of a general assignment for the benefit of its creditors,

                  (v) generally is not paying, or admits in writing that it is not able to pay its debts as they become due, or

                  (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding;

                        (B) appoints a Custodian of the Company or any of its
                  Material Subsidiaries or for all or any substantial part of the property of the Company or any of its Material Subsidiaries or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

                        (C) orders the winding up or liquidation of the Company or any of its Material Subsidiaries or adjudges any of them as bankrupt or insolvent;

      and any such order or decree remains unstayed and in effect for sixty
      (60) consecutive days; or

            (h) any Guarantee of any Guarantor which is a Material Subsidiary ceases to be in full force and effect (other than in accordance with its terms) or any Guarantee of any Guarantor which is a Material Subsidiary is declared to be null and void and unenforceable (other than in accordance with its terms or as a result of payment in full of the Obligations secured thereby) or any Guarantee of any Guarantor which is a Material Subsidiary is found to be invalid or any Guarantor which is a Material Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture or as a result of payment in full of the Obligations secured thereby).

            The term "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      SECTION 7.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in SECTION 7.01(G) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of (i) until a Note Registration, more than 50% in principal amount of the Notes at the time outstanding, and (ii) thereafter, 25% or more in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest and any Special Interest on all the Notes to be due and payable; provided that so long as the Credit Agreement shall be in force and effect, if an Event of Default (other than an Event of Default specified in SECTION 7.01(G)) occurs and is continuing, any such acceleration shall not be effective until the earlier to occur of (x) five (5) Business Days following the delivery of a notice of such acceleration to the Representative under the Credit Agreement and, if such acceleration is declared by the Holders, to the Trustee and (y) the acceleration of any Indebtedness under the Credit Agreement. The Company shall give notice of any acceleration under clause (y) of the preceding sentence to the Holders and the Trustee promptly upon its becoming aware thereof. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in SECTION 7.01(G) with respect to Holdings or the Company occurs, the principal of and interest on all the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount at maturity of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal of or interest on Notes that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            In the interest of clarity and for the avoidance of doubt, if an Event of Default under SECTION 7.01(E) shall have occurred, but the default thereunder shall have been cured or waived, or any acceleration thereunder shall have been rescinded, then such cure, waiver or rescission shall similarly and automatically apply to the Event of Default under SECTION 7.01(E) hereof.

            If an Event of Default has occurred and is continuing, the Notes will accrue interest at 2% per annum plus the stated interest rate on the Notes, until such time as no Event of

Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable).

            The Company shall give prompt notice to the Trustee and the Holders of the occurrence of any Event of Default and the rescission, cure or waiver of any Event of Default.

      SECTION 7.03. OTHER REMEDIES. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding in its own name and as trustee of an express trust even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      SECTION 7.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount at maturity of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under SECTION 10.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

      SECTION 7.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to SECTION 8.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

      SECTION 7.06. LIMITATION ON SUITS. (a) Except to enforce the right to receive payment of principal of or interest on the Notes when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

                  (ii) the Holders of at least 25% in principal amount at maturity of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount at maturity of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

            (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

      SECTION 7.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and any Special Interest and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 7.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in SECTION 7.01(A) or (B) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue portion of the principal amount and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in SECTION 8.07.

      SECTION 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under SECTION 8.07.

      SECTION 7.10. PRIORITIES. If the Trustee collects any money or property pursuant to this ARTICLE 7, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under SECTION 8.07;

                  SECOND: to Holders of Senior Indebtedness of the Company to the extent required by Article 11;

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and any Special Interest without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any Special Interest and interest, respectively; and

                  FOURTH:  to the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this SECTION 7.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

      SECTION 7.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 7.07 or a suit by Holders of more than 10% in principal amount at maturity of the Notes.

                                   ARTICLE 8.

                                     TRUSTEE

      SECTION 8.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b)   Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i)   this paragraph does not limit the effect of SECTION
      8.01(B);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 7.05.

                  (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to SECTIONS 8.01(A), 8.01(B) and 8.01(C).

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall extend to the Registrar, Notes Custodian, Paying Agent and an authenticating agent and be subject to the provisions of this SECTION 8.01 and to the provisions of the TIA.

      SECTION 8.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document or as to whether or not an Event of Default shall have occurred unless requested in writing to do so by the Holders of not less than a majority in principal amount at maturity of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

            (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

      SECTION 8.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with SECTIONS 8.10 and 8.11.

      SECTION 8.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible for any conduct or omission by the Company or any Guarantor or the occurrence of any Event of Default.

      SECTION 8.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default ("NOTICE OF DEFAULT") within 30 days after it is known to a trust officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. If a Notice of Default has been given to the Company by the Holders, a copy of such Notice of Default shall be delivered by the Company to the Trustee. Except as expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, in any other Transaction Document or in any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default hereunder or thereunder, and may assume that no such Default or Event of Default has occurred unless it has actual knowledge or received written notice thereof.

      SECTION 8.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each year beginning with the year 2001 following the date of this Indenture, and in any event prior to February 1 in each year, the Trustee shall mail (if required by Section 313(a) of the TIA) to each Holder a brief report dated as of the preceding year that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

            Following a Note Registration, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

      SECTION 8.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable and documented compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable and documented attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors as applicable shall pay the fees and expenses of such counsel; PROVIDED, HOWEVER, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct or negligence.

            To secure the Company's payment obligations in this SECTION 8.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Special Interest, if any, on particular Notes.

            The Company's obligations pursuant to this SECTION 8.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in SECTION 7.01(G) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

      SECTION 8.08. REPLACEMENT OF TRUSTEE. (a) The Trustee may resign at any time by so notifying the Company in writing in accordance with the provisions of
SECTION 13.02. Any resignation of the Trustee shall be effective immediately upon receipt by the Company of such notice (unless such notice shall specify a later time as the effective time of such resignation, in which case such later time shall be the effective time), and the resignation of the Trustee shall not prejudice any rights of the Trustee to receive any compensation, any reimbursement of any expenses or any indemnity or right to being defended and held harmless under this Indenture. The Holders of a majority in principal amount at maturity of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (i)   the Trustee fails to comply with SECTION 8.10;

                  (ii)  the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv)  the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at maturity of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in SECTION 8.07.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at maturity of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with SECTION 8.10, unless the Trustee's duty to resign is stayed as provided in TIA section 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this
SECTION 8.08, the Company's obligations under SECTION 8.07 shall continue for the benefit of the retiring Trustee.

      SECTION 8.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion, sale or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

      SECTION 8.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA section 310(a). The Trustee shall have, or in the case of a corporation included in a bank holding company system, the related bank holding company shall have, a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA section 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA section 310(b)(1) are met.

      SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE Company. The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated.

                                   ARTICLE 9.

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 9.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE. (a) When (i) all outstanding Notes (other than Notes replaced or paid pursuant to SECTION 2.07) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to ARTICLE 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of all outstanding Notes, including interest thereon to maturity or such Redemption Date (other than Notes replaced or paid pursuant to SECTION 2.07), and Special Interest, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to SECTION 9.01(C), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to SECTIONS 9.01(C) and 9.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("LEGAL DEFEASANCE OPTION") or (ii) its obligations under SECTIONS 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10 and 6.01 and the operation of 7.01(C),
7.01(D), 7.01(E), 7.01(F) and 7.01(G) ("COVENANT DEFEASANCE OPTION"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 7.01(c), 7.01(D), 7.01(E), 7.01(F) or 7.01(G).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in SECTIONS 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 8.07, 8.08 and in
this ARTICLE 9 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in SECTIONS 8.07, 9.04 and 9.05 shall survive.

      SECTION 9.02. CONDITIONS TO DEFEASANCE.

            (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient, or U.S. Government Obligations the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such Redemption Date and Special Interest, if any;

                  (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (iii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 11;

                  (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this ARTICLE 9 have been complied with.

            (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with ARTICLE 3.

      SECTION 9.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this ARTICLE
9. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 11 or Section 12.05.

      SECTION 9.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this ARTICLE 9 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this ARTICLE 9.

            If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

      SECTION 9.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

      SECTION 9.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this ARTICLE 9 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this ARTICLE 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
ARTICLE 9; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10.

                                   AMENDMENTS

      SECTION 10.01. WITHOUT CONSENT OF HOLDERS.

            (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

                  (iii) to make any change in Article 11 or SECTION 12.05 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative therefor) under Article 11 or SECTION 12.05;

                  (iv) to add additional Guarantees with respect to the Notes;

                  (v)   to secure the Notes;

                  (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (vii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (viii) to make any change that does not adversely affect the rights of any Holder;

                  (ix) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or

                  (x) to change the name or title of the Notes and any conforming changes related thereto.

            (b) No amendment under this SECTION 10.01 may make any change that adversely affects the rights under ARTICLE 11 or SECTION 12.05 of any holder of Senior Indebtedness then outstanding unless the Representative under the Credit Agreement or, in the absence thereof, the holders holding a majority in principal amount of such Senior Indebtedness consent to such change.

      After an amendment under this SECTION 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this SECTION 10.01.

      SECTION 10.02. WITH CONSENT OF HOLDERS. (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest or any Special Interest on any Note;

                  (iii) reduce the principal amount of or extend the Stated Maturity of any Note;

                  (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with ARTICLE 3;

                  (v) make any Note payable in money other than that stated in the Note;

                  (vi) make any change in Article 11 or SECTION 12.05 that adversely affects the rights of any Holder under Article 11 or SECTION 12.05;

                  (vii) impair the right of any holder to receive payment of principal of and interest or any Special Interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (viii) make any change in SECTION 7.04 or 7.07 or the second sentence of this SECTION 10.02; or

                  (ix) modify the Guarantees in any manner adverse to the Holders.

            It shall not be necessary for the consent of the Holders under this
SECTION 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            (b) No amendment under this SECTION 10.02 may make any change that adversely affects the rights under ARTICLE 11 or SECTION 12.05 of any holder of Senior Indebtedness then outstanding unless the Representative under the Credit Agreement or, in the absence thereof, the holders holding a majority in principal amount of such Senior Indebtedness consent to such change.

      After an amendment under this SECTION 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this SECTION 10.02.

      SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

      SECTION 10.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

            (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

      SECTION 10.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

      SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this ARTICLE 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to SECTION 8.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including SECTION 10.03).

                                   ARTICLE 11.

                             SUBORDINATION OF NOTES

      SECTION 11.01. NOTES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this ARTICLE 11, the payment of all Obligations under the Notes (the "SUBORDINATED OBLIGATIONS") are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company. The provisions of this
ARTICLE 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon any Proceeding or otherwise, all as though such payment had not been made.

      SECTION 11.02. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "PROCEEDING") the holders of Senior Indebtedness shall be entitled to receive or retain payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Trustee on behalf of the Holders of the Notes or the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of Subordinated Obligations, including, without limitation, principal of (or premium, if any) or interest (including any Special Interest) on or other obligations in respect of the Notes (including any interest and any Special Interest accruing on or after the filing of any Proceeding relating to the Company, whether or not allowed in such Proceeding) or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions, whether payable in any Proceeding or otherwise, herein referred to, individually and collectively, as a "NOTES PAYMENT"), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Subordinated Obligations in any such Proceeding.

            In the event that, notwithstanding the foregoing provisions of this
SECTION 11.02, the Holder of any Note or the Trustee on behalf of the Holders of the Notes shall have received any Notes Payment before all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for the application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            For purposes of this ARTICLE 11 only (including for purposes of the definition of "NOTES PAYMENT") the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this ARTICLE 11. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in SECTION 6.01 shall not be deemed a Proceeding for the purposes of this SECTION 11.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in SECTION 6.01.

            The Representative under the Credit Agreement (or in the absence thereof, a designated Representative for the holders of the Senior Indebtedness specified as such in a notice to the Trustee) shall have the right to request the Holders to file and, in the event that a Holder fails to do so within 10 days, is hereby authorized to file, a proper claim or proof of debt in the form required in any Proceeding for and on behalf of such Holder (including on behalf of each such Holder with respect to any such rights received by such Holder from holders of Indebtedness of the Company due to such Indebtedness being subordinated to the Subordinated Obligations), to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations in an amount not in excess of the Senior Indebtedness then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. Trustee and each Holder shall provide to the Representative under the Credit Agreement all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. Notwithstanding the foregoing, each other Holder shall retain the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; PROVIDED that such Holder shall not take any action or vote in any way so as to contest the enforceability of this
ARTICLE 11 or the Senior Indebtedness. The Representative under the Credit Agreement and each holder of the Senior Indebtedness shall retain the right to vote its Senior Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; PROVIDED that such Representative or such holder shall not take any action or vote in any way so as to contest the enforceability of this ARTICLE 11 or the Subordinated Obligations.

      SECTION 11.03. NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or Cash Equivalents. "SENIOR PAYMENT DEFAULT" means any default in the payment of principal of (or premium, if any), interest or fees on Designated Senior Indebtedness when due, whether at the due date of any such payment or by declaration of acceleration, prepayment, call for redemption or otherwise.

            Upon the occurrence of a Senior Nonmonetary Default and receipt of written notice by the Trustee of the occurrence of such Senior Nonmonetary Default from the Representative under the Credit Agreement (or, if the Credit Agreement is not then in effect, a designated Representative for the holders of the Designated Senior Indebtedness which is the subject of such Senior Nonmonetary Default specified as such in a notice to the Trustee), no Notes Payment may be made during a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of the receipt by the Trustee of such notice and ending the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Designated Senior Indebtedness which was the subject of such Senior Nonmonetary Default shall have been paid in full in cash or Cash Equivalents and (ii) the 179th day after the date of the receipt of such notice. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days; PROVIDED, HOWEVER, any breach of any financial covenant for a period commencing after the expiration of a Payment Blockage Period that would give rise to a new event of default, even though such breach is a breach of a provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose. In any event, notwithstanding the foregoing, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect. "SENIOR NONMONETARY DEFAULT" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Indebtedness, other than a Senior Payment Default, that permits the holders of the Designated Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

            The failure to make any payment on the Notes by reason of the provisions of this SECTION 11.03 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any period of Payment Blockage Period the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

            In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to the Trustee on behalf of the Holders or to any Holder prohibited by the foregoing provisions of this SECTION 11.03, then and in such event such Notes Payment shall be paid over and delivered forthwith to the holders of the Senior Indebtedness of the Company in the same form received and, until so turned over, the same shall be held in trust by the Trustee on behalf of the Holders or such Holder as the property of the holders of the Senior Indebtedness.

            By reason of such subordination, in the event of insolvency by the Company, unsubordinated creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover less, ratably, than holders of Senior Indebtedness and more, ratably, than Holders of the Notes.

            The provisions of this SECTION 11.03 shall not apply to any Notes Payment with respect to which SECTION 11.02 would be applicable.

      SECTION 11.04. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this
ARTICLE 11 or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in SECTION 11.02 or under the conditions described in SECTION 11.03 or described in the proviso to the first sentence of SECTION 7.02, from making Notes Payments. The Trustee and the Required Holders shall give a prompt notice of any acceleration of the Notes to the Representative under the Credit Agreement (or, in the absence thereof, to a designated Representative of the Senior Indebtedness.)

      SECTION 11.05. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Only after the payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of Senior Indebtedness of the Company and, unless the holders of Senior Indebtedness shall have the ability to terminate such commitments, the termination of all commitments in respect thereof, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this ARTICLE 11, and no payments pursuant to the provisions of this ARTICLE 11 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.

      SECTION 11.06. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this ARTICLE 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this ARTICLE 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this ARTICLE 11 of the holders of Senior Indebtedness, is intended to rank equally with all other general unsecured obligations of the Company), to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Holder of any Note from exercising (subject to the proviso to the first sentence of SECTION 7.02) all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this ARTICLE 11 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such Holder or the Trustee on behalf of the Holders.

      SECTION 11.07. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Holder with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may at any time and from time to time, without the consent of or the notice to the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this ARTICLE 11 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness, do any one or more of the following: (a) subject to the limitations on Senior Indebtedness contained in the definition thereof or in SECTION 5.04 or SECTION 5.10, change the manner, place or terms of payment or extend the time of payment of, or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of the Senior Indebtedness; and (d) exercise or refrain from exercising or waiving any rights, powers or remedies against the Company and any other Persons.

      SECTION 11.08. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets or securities of the Company referred to in this ARTICLE 11, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE 11.

      SECTION 11.09. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Holder of a Note, by accepting such Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

      SECTION 11.10. TRUST MONIES NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under ARTICLE 9 by the Trustee for the payment of principal of and interest on the Notes and Special Interest, if any, in respect thereof shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this
ARTICLE 11, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

      SECTION 11.11. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this ARTICLE 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

      SECTION 11.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this ARTICLE 11 or otherwise.

      SECTION 11.13. THIRD PARTY BENEFICIARY; NO AMENDMENT. The provisions of this ARTICLE 11 (including the defined terms used herein) are for the benefit of the holders of any Senior Indebtedness and shall be enforceable by each of them directly against any Holder and may not be amended without the consent of the Representative under the Credit Agreement or, in the absence thereof, the holders holding the majority in principal amount of such Senior Indebtedness.

      SECTION 11.14. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this
ARTICLE 11 shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   SECTION 12.

                                   GUARANTEES

      SECTION 12.01. GUARANTEES. Each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior subordinated basis, to each Holder of a Note executed and delivered by the Company, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest, including any Special Interest, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest and Special Interest on the overdue principal of (and any premium) and interest on the Notes, and all other obligations of the Company to the Holders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a prior proceeding against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE 12 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided in
ARTICLE 12, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

       SECTION 12.02. EXECUTION AND DELIVERY OF THIS INDENTURE AND SUPPLEMENTAL GUARANTEES. To evidence its Guarantee set forth in Section 12.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and, to the extent not a party to this Indenture on the date hereof, each Guarantor shall execute and deliver to the Holders a Supplemental Guarantee ("SUPPLEMENTAL GUARANTEE") substantially in the form of EXHIBIT C hereto, pursuant to which such Guarantor, shall become a Guarantor under this ARTICLE 12 and shall guarantee the Obligations of the Company under this

Indenture and the Notes and shall become a party to the Exchange and Registration Rights Agreement. Concurrently with the execution and delivery of such Supplemental Guarantee, such Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by such Guarantor and that such Guarantor's Guarantee is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

            If an officer whose signature is on this Indenture or on a Supplemental Guarantee no longer holds that office at the time the Company executes and delivers the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless. The execution and delivery of any Note by the Company shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

      SECTION 12.03. GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity (other than the Company or another Guarantor) unless:

            (a) subject to the provisions of SECTION 12.04, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Notes and this Indenture pursuant to a Supplemental Guarantee, in form and substance reasonably satisfactory to the Holders;

            (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

            (c) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

            (d) the Company would be permitted immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Test set forth in SECTION 5.04(A).

            Notwithstanding the foregoing, no Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by
ARTICLE 6.

            In case of any such consolidation or merger and upon the assumption by the person surviving such consolidation or merger, by supplemental agreement, executed and delivered to the Holders and satisfactory in form to the Holders, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

            Except as set forth in ARTICLE 5 or ARTICLE 6, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

      SECTION 12.04. RELEASES OF GUARANTEES. In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise in a transaction that complies with the provisions of
SECTION 12.03 or, (ii) a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition shall be applied in accordance with the provisions of SECTION 5.05. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this SECTION 14.4.

      SECTION 12.05. SUBORDINATION OF GUARANTEES. The Obligations of each Guarantor under its Guarantee pursuant to this ARTICLE 12 shall be junior and subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of the Guarantor Senior Indebtedness of such Guarantor on the same basis and to the same extent as the Subordinated Obligations are junior and subordinated in right of payment to Senior Indebtedness of the Company pursuant to ARTICLE 11, MUTATIS MUTANDIS, and the provisions of ARTICLE 11 are incorporated MUTATIS MUTANDIS in this ARTICLE 12 by this reference. For the purposes of the foregoing sentence, the Holders and the Trustee on behalf of the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including ARTICLE 11.

      SECTION 12.06. LIMITATION ON GUARANTOR LIABILITY. Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this ARTICLE 12 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this SECTION 12.06, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

      SECTION 12.07. ENDORSEMENT OF GUARANTEES. To evidence its Guarantee set forth in SECTION 12.01, each Guarantor hereby agrees that a notation of such Guarantee ("NOTATION OF GUARANTEE") substantially in the form of EXHIBIT D to this Indenture shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Company.

            Each Guarantor hereby agrees that its Guarantee set forth in SECTION
12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.

                                   ARTICLE 13.

                                  MISCELLANEOUS

      SECTION 13.01. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of TIA sections 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

      SECTION 13.02. NOTICES. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail addressed as follows or transmitted via telecopy (or other facsimile device) with receipt confirmed as set forth below:

                     if to the Company:

                     Vicar Operating, Inc.
                     12401 West Olympic Boulevard
                       Los Angeles, California 90064-1022
                     Attention:  Thomas Fuller
                     (telecopier no.:  (310) 584-6704)

                     with copies to:

                     Leonard Green & Partners, L.P.
                     11111 Santa Monica Blvd.
                     Los Angeles, California 90025
                     Attention:  John G. Danhakl
                     (telecopier no.:  (310) 954-0404)

and

                     Irell & Manella LLP
                     1800 Avenue of the Stars, Suite 900
                     Los Angeles, California 90067
                     Attention: J. Christopher Kennedy
                     (telecopier no.:  (310) 203-7199)

                     if to the Trustee:

                     Chase Manhattan Bank and Trust Company,
                       National Association
                     101 California Street, Suite 2725
                     San Francisco, California 94111
                     Attention:  James Nagy
                     (telecopier no.:  (415) 693-8850)

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed , first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

      SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.05) shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

      SECTION 13.06. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

      SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

      SECTION 13.08. LEGAL HOLIDAYS. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

      SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      SECTION 13.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or member, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

      SECTION 13.11. SUCCESSORS. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 13.12. MULTIPLE ORIGINALS; COUNTERPARTS. The parties may sign any number of counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      SECTION 13.14. INCORPORATION. All Exhibits and Schedules attached hereto are incorporated as part of this Indenture as if fully set forth herein.

      SECTION 13.15. INTENT TO LIMIT INTEREST TO MAXIMUM. In no event shall the interest rate payable on the Notes under this Indenture, plus any other amounts paid by the Company to the Holders in connection therewith, exceed the highest rate permissible under law that a court of competent jurisdiction shall, in the final determination, deem applicable. The Company and the Trustee, in executing and delivering this Indenture, intend legally to agree upon the rate or rates of interest and the manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceed the maximum allowable under applicable law, then, IPSO FACTO as of the date of this Indenture, the Company is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any Notes then outstanding to the extent of such excess, or, if such excess exceeds the then outstanding principal balance, such excess shall be first set-off against any other amounts then due and owing by the Company and refunded to the Company.

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    VICAR OPERATING, INC.


                                    By:  /S/ ROBERT L. ANTIN
                                        -----------------------------------
                                         Name:  Robert L. Antin
                                         Title:


GUARANTORS:


                  By their signature below, the officers of the corporate Guarantors and of the corporate general partners of the limited partnership Guarantors hereby execute this Indenture on behalf of each of the below-listed entities.

                              CORPORATE GUARANTORS

                              AAH Merger Corporation
                              Academy Animal, Inc.
                              Anderson Animal Hospital, Inc.
                              Animal Clinic of Santa Cruz, Inc.
                              Animal Emergency Clinic, P.C.
                              Beaumont Veterinary Associates, P.C.
                              BerLa, Inc.
                              Cacoosing Animal Hospital, Ltd.
                              Cacoosing Pet Care & Nutrition Center, Inc.
                              Clarmar Animal Hospital, Inc.
                              Detwiler Veterinary Clinic, Inc.
                              Diagnostic Veterinary Service, Inc.
                              Eagle Park Animal Clinic, Inc.
                              Eagle River Veterinary Hospital, Inc.
                              Edgebrook, Inc.
                              Florida Veterinary Laboratories, Inc.
                              Fox Chapel Animal Hospital, Inc.
                              Freehold, Inc.
                              Glen Animal Hospital, Inc.
                              Golden Merger Corporation
                              H.B. Animal Clinics, Inc.
                              Highlands Animal Hospital, , Inc.
                              Howell Branch Animal Hospital, P.A.
                              Lake Jackson Veterinary Hospital, Inc.

                              Lakewood Animal Hospital, Inc.
                              Lammers Veterinary Hospital, Inc.
                              Lewelling Veterinary Clinic, Inc.
                              Miller Animal Hospital
                              M.S. Animal Hospitals, Inc.
                              Newark Animal Hospital, Inc.
                              Northern Animal Hospital, Inc.
                              North Rockville Veterinary Hospital, Inc.
                              Northside Animal Hospital, P.C.
                              Noyes Animal Hospital, Inc.
                              Oak Hill Veterinary Hospital, Inc.
                              Old Town Veterinary Animal Hospital, Inc.
                              Pet Practice (Massachusetts), Inc.
                              Pets' Rx, Inc.
                              Pets' Rx Nevada, Inc.
                              PPI of Pennsylvania, Inc.
                              Princeton Animal Hospital, Inc.
                              Professional Veterinary Services,  Inc.
                              Riviera Animal Hospital, Inc.
                              Robertson Blvd. Animal Hospital, Inc.
                              Rossmoor Center Animal Clinic, Inc.
                              Rossmoor - El Dorado Animal Hospital, Inc.
                              San Vicente Animal Clinic
                              Silver Spur Animal Hospital, Inc.
                              South County Veterinary Clinic, Inc.
                              Spanish River Animal Hospital, Inc.
                              Tampa Animal Medical Center, Inc.
                              The Pet Practice (Florida), Inc.
                              The Pet Practice (Illinois), Inc.
                              The Pet Practice (Massachusetts), Inc.
                              The Pet Practice of Michigan, Inc.
                              VCA Alabama, Inc.
                              VCA Albany Animal Hospital, Inc.
                              VCA Albuquerque, Inc.
                              VCA All Pets Animal Complex, Inc.
                              VCA Alpine Animal Hospital, Inc.
                              VCA Anderson of California Animal Hospital, Inc. VCA Animal Hospitals, Inc.
                              VCA Animal Hospital West, Inc.
                              VCA APAC Animal Hospital, Inc.
                              VCA - Asher, Inc.
                              VCA Bay Area Animal Hospital, Inc.
                              VCA Cacoosing Animal Hospital, Inc.
                              VCA Castle Shannon Veterinary Hospital, Inc.
                              VCA Centers-Texas, Inc.

                              VCA Cenvet, Inc.
                              VCA Clarmar Animal Hospital, Inc.
                              VCA Clinical Veterinary Labs, Inc.
                              VCA Clinipath Labs, Inc.
                              VCA Closter, Inc.
                              VCA Detwiler Animal Hospital, Inc.
                              VCA Dover Animal Hospital, Inc.
                              VCA Eagle River Animal Hospital, Inc.
                              VCA East Anchorage Animal Hospital, Inc.
                              VCA Golden Cove Animal Hospital, Inc.
                              VCA Howell Branch Animal Hospital, Inc.
                              VCA Greater Savannah Animal Hospital, Inc.
                              VCA Information Systems, Inc.
                              VCA Kaneohe Animal Hospital, Inc.
                              VCA Lakeside Animal Hospital, Inc.
                              VCA Lamb and Stewart Animal Hospital, Inc.
                              VCA Lammers Animal Hospital, Inc.
                              VCA Lewis Animal Hospital, Inc.
                              VCA Marina Animal Hospital,  Inc.
                              VCA Miller Animal Hospital, Inc.
                              VCA - Mission, Inc.
                              VCA Northboro Animal Hospital, Inc.
                              VCA Northwest Veterinary  Diagnostics, Inc.
                              VCA of Colorado-Anderson, Inc.
                              VCA of New York, Inc.
                              VCA of San Jose, Inc.
                              VCA of Teresita, Inc.
                              VCA Professional Animal Laboratory, Inc.
                              VCA Real Property Acquisition Corporation
                              VCA Referral Associates Animal Hospital, Inc. VCA Rohrig Animal Hospital, Inc.
                              VCA - Rossmoor, Inc.
                              VCA St. Petersburg Animal Hospital, Inc.
                              VCA Silver Spur Animal Hospital, Inc.
                              VCA South Shore Animal Hospital, Inc.
                              VCA Specialty Pet Products, Inc.
                              VCA Squire Animal Hospital, Inc.
                              VCA Texas Management, Inc.
                              VCA Wyoming Animal Hospital, Inc.
                              Veterinary Hospitals, Inc.
                              West Los Angeles Veterinary Medical Group, Inc. Westwood Dog & Cat Hospital
                              W.E. Zuschlag, D.V.M., Worth Animal Hospital,
                                  Chartered
                              William C. Fouts, D.V.M., Ltd.
                              Wingate, Inc.

                              By:   /S/ ROBERT L. ANTIN
                                  -------------------------------------------
                                  Name:  Robert L. Antin
                                  Title: Chief Executive Officer and President



                              By:   /S/ TOMAS W. FULLER
                                  -------------------------------------------
                                  Name: Tomas W. Fuller
                                  Title: Chief Financial Officer and Assistant
                                         Secretary

                              LIMITED PARTNERSHIP GUARANTORS

                              VCA Villa Animal Hospital, L.P.

                              By:   VCA Animal Hospitals, Inc.,
                                    General Partner


                              By:  /S/ ROBERT L. ANTIN
                                  ------------------------------------------
                                  Name: Robert L. Antin
                                  Title: Chief Executive Officer and President


                              By:  /S/ TOMAS W. FULLER
                                  ------------------------------------------
                                  Name: Tomas W. Fuller
                                  Title: Chief Financial Officer and Assistant
                                         Secretary



                              Veterinary Centers of America - Texas, L.P.

                              By:  VCA Centers-Texas, Inc., General Partner


                              By:  /S/ ROBERT L. ANTIN
                                  ------------------------------------------
                                  Name: Robert L. Antin
                                  Title: Chief Executive Officer and President


                              By:  /S/ TOMAS W. FULLER
                                  ------------------------------------------
                                  Name: Tomas W. Fuller
                                  Title: Chief Financial Officer and Assistant
                                         Secretary

                              CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION


                              By:  /S/ JAMES NAGY
                                  ------------------------------------------
                                  Name:  James Nagy
                                  Title:  Assistant Vice President

                                   APPENDIX A


           PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES

1.    DEFINITIONS

      1.1   DEFINITIONS

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement, dated as of September 20, 2000, by and among the Company, the Guarantors and the Purchasers.

            "DEFINITIVE NOTE" means a certificated Initial Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by Applicable Law) that does not include the Global Notes Legend.

            "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

            "GLOBAL NOTES LEGEND" means the legend set forth under that caption in Exhibit B to this Indenture.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "NOTES" under the Indenture include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes.

            "NOTES CUSTODIAN," who shall initially be the Trustee, means the custodian with respect to a Global Exchange Note (as appointed by the Depositary) or any successor person thereto.

            "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of the Closing Date, by and among the Company and the Purchasers.

            "PURCHASERS" means GS Mezzanine Partners II, L.P., a Delaware limited partnership, GS Mezzanine Partners II Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands, TCW Leveraged Income Trust, L.P., a Delaware limited partnership, TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine

Partners II, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust II, a closed-end Delaware statutory business trust, and The Northwestern Mutual Life Insurance Company, a Wisconsin corporation.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "REGISTERED EXCHANGE OFFER" means the offer by the Company, pursuant to the Exchange and Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount at maturity of Exchange Notes registered under the Securities Act.

            "REGULATION S" means Regulation S under the Securities Act.

            "RESTRICTED NOTES LEGEND" means the legend set forth in PARAGRAPH 2.3(D)(I) herein.

            "RULE 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "RULE 144A" means Rule 144A under the Securities Act.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SHELF REGISTRATION STATEMENT" means a registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to the Exchange and Registration Rights Agreement.

            "TRANSFER RESTRICTED NOTES" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

      1.2   OTHER DEFINITIONS

                        TERM:                   DEFINED IN SECTION:
                        -----                   -------------------
                  "AGENT MEMBERS"                     2.1(c)
                  "INITIAL DEFINITIVE NOTES"          2.1(b)
                  "GLOBAL EXCHANGE NOTE"              2.1(b)

2.    THE NOTES

      2.1   FORM AND DATING

            (a) The Initial Notes issued on the date hereof will be sold by the Company pursuant to the Purchase Agreement to the Purchasers. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, Institutional Accredited Investors in accordance with Rule 501.

            (b) The Initial Notes shall be issued in the form of Definitive Notes, in fully registered form (the "INITIAL DEFINITIVE NOTES") bearing the Restricted Notes Legend and shall be issued to and registered in the name of the applicable Purchaser and duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

            Initial Notes will be exchanged for Exchange Notes in the Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement. Exchange Notes will also be issued upon the sale of Initial Notes (i) under a Shelf Registration Statement or (ii) at any time that the Initial Notes being sold are not Transfer Restricted Notes. Exchange Notes shall, except as provided in SECTIONS 2.3 and 2.4, be issued in global form bearing the Global Notes Legend (the "GLOBAL EXCHANGE NOTES"). The aggregate principal amount at maturity of the Global Exchange Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

            (c) BOOK-ENTRY PROVISIONS. This PARAGRAPH 2.1(C) shall apply only to a Global Exchange Note deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this PARAGRAPH 2.1(C) and PARAGRAPH 2.2 and pursuant to an order of the Company signed by one officer, authenticate and deliver one Global Exchange Note that
(i) shall be registered in the name of the Depositary for such Global Exchange Note or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

            Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Exchange Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Exchange Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Exchange Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Exchange Note.

            (d) DEFINITIVE NOTES. Except as provided in PARAGRAPH 2.3 or 2.4, owners of beneficial interests in Global Exchange Notes will not be entitled to receive physical delivery of certificated Notes.

      2.2 AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one officer (a) Initial Definitive Notes for original issue on the date hereof in an aggregate principal amount of $20,000,000, (b) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes for issue in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement in a like principal amount at maturity of the Initial Notes exchanged pursuant thereto,
(c) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes in lieu of Initial Notes upon the sale of such Initial Notes (i) under a Shelf Registration Statement or (ii) at any time that such Initial Notes being sold are not Transfer Restricted Notes and (d) subject to the terms of this Indenture, Definitive Notes upon presentation to the Trustee of Initial Notes that are not required to bear the Restricted Notes Legend. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed $20,000,000, except as provided in SECTIONS 2.07 and 2.08 of this Indenture.

      2.3   TRANSFER AND EXCHANGE.

            (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented to the Registrar with a request:

                  (i)   to register the transfer of such Definitive Notes; or

                  (ii) to exchange such Definitive Notes for an equal principal amount at maturity of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, however, that the Definitive Notes surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Notes are accompanied by the following additional information and documents, as applicable:

                        (A) if such Definitive Notes are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

                        (B) if such Definitive Notes are being transferred to
            the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

                        (C) if such Definitive Notes are being transferred
            pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company, the Registrar or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in PARAGRAPH 2.3(D)(I).

            (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL EXCHANGE NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Exchange Note except (i) as part of a Registered Exchange Offer, (ii) upon sale of the Definitive Note under the Shelf Registration Statement, (iii) upon sale of the Definitive Note at the time such Definitive Note is not a Transfer Restricted Note or (iv) upon presentation to the Trustee of Definitive Notes that are not Transfer Restricted Notes. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Exchange Note to reflect an increase in the aggregate principal amount at maturity of the Notes represented by the Global Exchange Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount at maturity of Notes represented by the Global Exchange Note to be increased by the aggregate principal amount at maturity of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Exchange Note equal to the principal amount at maturity of the Definitive Note so canceled. If no Global Exchange Notes are then outstanding and the Global Exchange Note has not been previously exchanged for certificated Notes pursuant to PARAGRAPH 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Exchange Note in the appropriate principal amount at maturity.

            (c) TRANSFER AND EXCHANGE OF GLOBAL EXCHANGE NOTES. (i) The transfer of the Global Exchange Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Exchange Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Exchange Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Exchange Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Exchange Note being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in PARAGRAPH 2.4), a Global Exchange Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (d)   LEGEND.

                  (i) Except as permitted by the following clauses (ii), (iii) or (iv), each Definitive Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR

      OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall bear the following additional legend:

      IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

                  (iii) After a transfer of any Initial Notes during the period of the effectiveness and pursuant to a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall become applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

            (e) CANCELLATION OR ADJUSTMENT OF GLOBAL EXCHANGE NOTE. At such time as all beneficial interests in a Global Exchange Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Exchange Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Exchange Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Exchange Note, redeemed, repurchased or canceled, the principal amount at maturity of Notes represented by such Global Exchange Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Exchange Note) with respect to such Global Exchange Note, by the Trustee or the Notes Custodian, to reflect such reduction.

            (f)   OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Exchange Notes at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to SECTIONS 2.06, 3.06, 4.09, 4.10 and 10.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on and Special Interest, if any, with respect to such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (g)   No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Exchange Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Exchange Note). The rights of beneficial owners in any Global Exchange Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Exchange Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            2.4  DEFINITIVE NOTES

            (a) A Global Exchange Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to PARAGRAPH 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Exchange Note, in exchange for such Global Exchange Note, only if such transfer complies with PARAGRAPH 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Exchange Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or
(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

            (b) Any Global Exchange Note that is transferable to the beneficial owners thereof pursuant to this PARAGRAPH 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Exchange Note, an equal aggregate principal amount at maturity of Definitive Notes of authorized denominations. Any portion of a Global Exchange Note transferred pursuant to this paragraph shall be executed, authenticated and delivered only in denominations of $1,000 (in principal amount at maturity) and any multiple thereof and registered in such names as the

Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Exchange Note shall, except as otherwise provided by PARAGRAPH 2.3(D), bear the Restricted Notes Legend.

            (c) Subject to the provisions of PARAGRAPH 2.4(B), the registered Holder of a Global Exchange Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (d) In the event of the occurrence of any of the events specified in PARAGRAPH 2.4(A)(I), (II) or (III), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                      EXHIBIT A

                          FORM OF FACE OF INITIAL NOTE


            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This debt instrument has been issued with original issue discount.

The following information is provided pursuant to Treas. Reg. Section 1.1275-3:

Issue Price:  $870.00 per $1,000 of face amount

Issue Date:  September 20, 2000

Amount of Original Issue Discount:  $$130 per $1,000 of face amount

Yield to Maturity:  16.16%

No. [___________] $__________

                   13.5% Senior Subordinated Note due 2010


            VICAR OPERATING, INC., a Delaware corporation, promises to pay to ___________ or registered assigns, the principal amount at maturity of
[            ] Dollars on September 20, 2010 (the "STATED MATURITY Date").

            Interest Payment Dates:  March 31 and September 30.

            Record Dates:  March 15 and September 15.

            Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                    VICAR OPERATING, INC.


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:




Dated:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Chase Manhattan Bank and Trust Company, National Association, Trustee, certifies that this is one of the Notes referred to in the Indenture.


                                    By:
                                         -------------------------------------
                                         Name:  James Nagy
                                         Title:  Assistant Vice President

                     FORM OF REVERSE SIDE OF INITIAL NOTE
                   13.5% Senior Subordinated Note due 2010

1.    INTEREST

            (a) VICAR OPERATING, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay cash interest thereon from the date hereof, semi-annually in arrears on September 30 and March 31 of each year commencing March 31, 2001 and, if different, on the Stated Maturity Date (each, an "INTEREST PAYMENT DATE") at the rate of 13.5% per annum, until the principal hereof is paid. Such cash interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such cash interest has been paid or duly provided for, from September 20, 2000 until the principal hereof is due. Any principal of, or premium or installment of interest or Special Interest (as hereinafter defined) on this Note which is overdue shall bear interest at the rate equal to 2% per annum above the interest rate specified on the face of this Note from the date such amounts are due until they are paid (to the extent that the payment of such interest shall be legally enforceable), and such excess interest shall be payable on demand. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            (b) SPECIAL INTEREST. The holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of September 20, 2000, by and among the Company, the Guarantors and the Purchasers named therein. Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Exchange and Registration Rights Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable, under the Exchange and Registration Rights Agreement, is not filed with the Commission on or prior to 90 days after the Trigger Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective on or prior to 150 days after the Trigger Date, (iii) the Registered Exchange Offer is not consummated on or prior to 180 days after the Trigger Date, or (iv) the Shelf Registration Statement is filed and declared effective on or prior to 150 days after the Trigger Date but shall thereafter cease to be effective (at any time that the Company and the Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company and the Guarantors will be jointly and severally obligated to pay Special Interest to each holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, in an amount equal to 0.5% per annum, which amount shall increase to 1.0% per annum after the first 120-day period following the occurrence of the first Registration Default, for the period from and including the date of occurrence of the first Registration Default until such time as no Registration Default is in effect (such amount equal to the "SPECIAL Interest") (after which such Special Interest shall cease to be payable). The Trustee shall have no responsibility with respect to the determination of the amount of any such Special Interest.

            (c) RECORD DATES, ETC. Upon the issuance of an Exchange Note in exchange for this Note, any accrued and unpaid interest (including Special Interest) on this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Agreement, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date (the "REGULAR RECORD DATE") for such interest which shall be the fifteenth calendar day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

2.    METHOD OF PAYMENT

            The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, Special Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a certificated Note (including principal and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). Initially, Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the federal laws of the United States (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    INDENTURE

            The Company issued the Notes under an Indenture, dated as of September 20, 2000 (the "INDENTURE"), by and among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Notes are senior subordinated unsecured obligations of the Company limited to $20,000,000 aggregate principal amount at any one time outstanding (subject to SECTION 2.07 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture issued in an aggregate original principal amount of $20,000,000. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of Capital Stock of such Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

            To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on an unsecured senior subordinated basis pursuant to the terms of the Indenture.

5.    OPTIONAL REDEMPTION

            The Notes are subject to redemption, at the election of the Company, upon not less than ten (10) nor more than sixty (60) days' notice by mail (each prepayment must relate to an aggregate principal amount of Notes of at least $5 million):

                  (i) At any time prior to the second anniversary of the Closing Date, up to 35% of the aggregate principal amount of the Notes and the Holdings Notes may be prepaid from the proceeds of an Equity Offering of Common Stock of Holdings at a price of 110% of the principal amount thereof plus accrued interest; provided that, so long as the Purchasers and their Affiliates own a majority of the principal amount of the Notes outstanding, any such proceeds shall be applied first to the prepayment of the Holdings Notes, and if no Holdings Notes are then outstanding to the prepayment of the Notes;

      provided further that, after giving effect to any such prepayment, at least 65% of the original principal amount of the Notes issued on the Closing Date remains outstanding. Each payment must relate to an aggregate principal amount of Notes of at least $5 million;

                  (ii) at any time on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, the entire aggregate principal amount of the Notes then outstanding may be prepaid concurrently with the consummation of an Equity Offering of Common Stock of Holdings or a Change of Control at a price of 110% of the principal amount plus accrued interest; provided that, so long as the Purchasers and their Affiliates own a majority of the principal amount of the Notes outstanding, any such proceeds shall be applied first to the prepayment of the Holdings Notes, and if no Holdings Notes are then outstanding to the prepayment of the Notes.

                  (iii) prepayment of the notes will be permitted in whole or in part, at any time on or after the third anniversary of the Closing Date at the following Redemption Prices at the prices listed below (expressed as a percentage of the principal amount of the Notes being prepaid as of the Redemption Date) plus accrued interest to the date of prepayment; provided that, so long as the Purchasers and their Affiliates own a majority of the principal amount of the Notes outstanding, any such proceeds shall be applied first to the prepayment of the Holdings Notes, and if no Holdings Notes are then outstanding to the prepayment of the Notes:

                   Redemption Date                         Redemption Price
      September 20, 2003 - September 19, 2006                  106.75%
      September 20, 2006 - September 19, 2007                  105.40%
      September 20, 2007 - September 19, 2008                  104.05%
      September 20, 2008 - September 19, 2009                  102.70%
      September 20, 2009 and thereafter                        101.35%


6.    SINKING FUND

            The Notes are not subject to any sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in multiples of $1,000 (in principal amount at maturity). If money sufficient to pay the redemption price of and accrued and unpaid interest and Special Interest, if any, on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, cash interest and Special Interest, if any, ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND SALE OF ASSETS

            Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon and Special Interest, if any, in respect thereof to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Special Interest, if any, on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

            In accordance with SECTION 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.    SUBORDINATION

            The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each of the Company and the Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10.   DENOMINATIONS; TRANSFER; EXCHANGE

            The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at maturity) and multiples thereof. A Holder may transfer or exchange Initial Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11.   PERSONS DEEMED OWNERS

            Except as provided in paragraph 2 hereof, the registered Holder of this Note shall be treated as the owner of it for all purposes.

12.   UNCLAIMED MONEY

            If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

13.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

14.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) to make any change in Article 11 or SECTION 12.05 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative thereof) under Article 11 or SECTION 12.05 of the Indenture; (d) to add additional Guarantees with respect to the Notes; (e) to secure the Notes;
(f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred on the Company in the Indenture; (g) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (h) to make any change that does not adversely affect the rights of any Holder; (i) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or
(j) to change the name or title of the Notes.

15.   DEFAULTS, REMEDIES AND ACCELERATION

            If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of (i) until a Note Registration, more than 50% in principal amount of the Notes at the time outstanding, and (ii) thereafter, 25% or more in principal amount at maturity of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount at maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

            Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount at maturity of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.   TRUSTEE DEALINGS WITH THE COMPANY

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   NO RECOURSE AGAINST OTHERS

            A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.   AUTHENTICATION

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. REGISTRATION RIGHTS

            Pursuant to the Exchange and Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an Exchange Note which has been registered under the Securities Act, in like original principal amount and having terms identical in all material respects to this Note, other than there shall be no provision for Special Interest.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM



To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                          (Print or type assignee's name, address and zip code)

                                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note
on the books of the Company.  The agent may substitute another to act for him.




Date: ________________ Your Signature: _____________________


-----------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount at maturity of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     [ ]    (1)   to the Company; or

     [ ]    (2)   to the Registrar for registration in the name of the Holder, without transfer; or

     [ ]    (3)   pursuant to an effective registration statement under the
                  Securities Act of 1933; or

     [ ]    (4)   inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     [ ]    (5)   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     [ ]    (6)   to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     [ ]    (7)   pursuant to another available exemption from registration
                  provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; PROVIDED, HOWEVER, that if box
      (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                    --------------------------
                                         Your Signature

Signature Guarantee:

Date: ___________________           __________________________
Signature must be guaranteed        Signature of Signature
by a participant in a                     Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee


---------------------------------------------------------------



            TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________       ______________________________
                                  NOTICE:  To be executed by
                                        an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


      IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.09 (CHANGE OF CONTROL) OR SECTION 4.10 (APPLICATION OF EXCESS PROCEEDS FROM SALE OF ASSETS) OF THE INDENTURE, CHECK THE BOX:

                            [ ]

      LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK CHANGE OF CONTROL

      IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.09 OR 4.10 OF THE INDENTURE, STATE THE PRINCIPAL AMOUNT AT MATURITY ($1,000 OR A MULTIPLE THEREOF):


$


DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)


SIGNATURE GUARANTEE:________________________________________________________
                        SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B

                          FORM OF FACE OF EXCHANGE NOTE
                              [Global Notes Legend]


            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

This debt instrument has been issued with original issue discount.

The following information is provided pursuant to Treas. Reg. Section 1.1275-3:

Issue Price:  $870.00

Issue Date:  September 20, 2000

Amount of Original Issue Discount:  $130 per $1,000 of face amount

Yield to Maturity:  16.16%

No.   $__________

                   13.5% Senior Subordinated Note due 2010

                                                            [CUSIP No. ______]

            VICAR OPERATING, INC., a Delaware corporation, promises to pay to ________________, or registered assigns, the principal amount at maturity
[of          ] Dollars on September 20, 2010 (the "STATED MATURITY DATE").

            Interest Payment Dates:  March 31 and September 30.

            Record Dates:  March 15 and September 15.

            Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                    VICAR OPERATING, INC.


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:





Dated:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Chase Manhattan Bank and Trust Company, National Association, Trustee, certifies that this is one of the Notes referred to in the Indenture.


                                    By:
                                         -------------------------------------
                                         Authorized Signatory




*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL EXCHANGE NOTES
- SCHEDULE OF INCREASES OR DECREASES IN GLOBAL EXCHANGE NOTE".

                    FORM OF REVERSE SIDE OF EXCHANGE NOTE
                   13.5% Senior Subordinated Note due 2010


1.    INTEREST

            VICAR OPERATING, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay cash interest thereon from the date hereof, semi-annually in arrears on September 30 and March 31 of each year commencing March 31, 2001 and, if different, on the Stated Maturity Date (each, an "Interest Payment Date") at the rate of 13.5% per annum, until the principal hereof is paid. Such cash interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such cash interest has been paid or duly provided for, from September 20, 2000 until the principal hereof is due. Any principal of, or premium or installment of interest on this Note which is overdue shall bear interest at the rate equal to 2% per annum above the interest rate specified on the face of this Note from the date such amounts are due until they are paid (to the extent that the payment of such interest shall be legally enforceable), and such excess interest shall be payable on demand. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Agreement, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date. "REGULAR RECORD DATE" for such interest shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this
Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

2.    METHOD OF PAYMENT

            The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a certificated Note (including principal and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). Initially, Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the federal laws of the United States (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    INDENTURE

            The Company issued the Notes under an Indenture, dated as of September 20, 2000 (the "INDENTURE"), by and among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date Of the Indenture (the "TIA"). Terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Notes are senior subordinated unsecured obligations of the Company limited to $20,000,000 aggregate principal amount at any one time outstanding (subject to SECTION 2.07 of the Indenture). This Note is one of the Exchange Notes referred to in the Indenture issued in an aggregate original principal amount of $20,000,000. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of Capital Stock of such Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

            To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on an unsecured senior subordinated basis pursuant to the terms of the Indenture.

5.    OPTIONAL REDEMPTION

            The Notes are subject to redemption, at the election of the Company, upon not less than ten (10) nor more than sixty (60) days' notice by mail (each prepayment must relate to an aggregate principal amount of Notes of at least $5 million):

                  (i) At any time prior to the second anniversary of the Closing Date, up to 35% of the aggregate principal amount of the Notes and the Holdings Notes may be prepaid from the proceeds of an Equity Offering of Common Stock of Holdings at a price of 110% of the principal amount thereof plus accrued interest; provided that, so long as the Purchasers and their Affiliates own a majority of the principal amount of the Notes outstanding, any such proceeds shall be applied first to the prepayment of the Holdings Notes, and if no Holdings Notes are then outstanding to the prepayment of the Notes; provided further that, after giving effect to any such prepayment, at least 65% of the original principal amount of the Notes issued on the Closing Date remains outstanding. Each payment must relate to an aggregate principal amount of Notes of at least $5 million;

                  (ii) at any time on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, the entire aggregate principal amount of the Notes then outstanding may be prepaid concurrently with the consummation of an Equity Offering of Common Stock of Holdings or a Change of Control at a price of 110% of the principal amount plus accrued interest; provided that, so long as the Purchasers and their Affiliates own a majority of the principal amount of the Notes outstanding, any such proceeds shall be applied first to the prepayment of the Holdings Notes, and if no Holdings Notes are then outstanding to the prepayment of the Notes

                  (iii) prepayment of the notes will be permitted in whole or in part, at any time on or after the third anniversary of the Closing Date at the following Redemption Prices at the prices listed below (expressed as a percentage of the principal amount of the Notes being prepaid as of the Redemption Date) plus accrued interest to the date of prepayment; provided that, so long as the Purchasers and their Affiliates own a majority of the principal amount of the Notes outstanding, any such proceeds shall be applied first to the prepayment of the Holdings Notes, and if no Holdings Notes are then outstanding to the prepayment of the Notes:

                   Redemption Date                         Redemption Price
      September 20, 2003 - September 19, 2006                  106.75%
      September 20, 2006 - September 19, 2007                  105.40%
      September 20, 2007 - September 19, 2008                  104.05%
      September 20, 2008 - September 19, 2009                  102.70%
      September 20, 2009 and thereafter                        101.35%

6.    SINKING FUND

            The Notes are not subject to any sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in multiples of $1,000 (in principal amount at maturity). If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, cash interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND SALE OF ASSETS

Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon and Special Interest, if any, in respect thereof to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Special Interest, if any, on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

            In accordance with SECTION 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.    SUBORDINATION

            The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each of the Company and the Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10.   DENOMINATIONS; TRANSFER; EXCHANGE

            The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at maturity) and multiples thereof. A Holder may transfer or exchange Initial Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the

Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11.   PERSONS DEEMED OWNERS

            Except as provided in paragraph 2 hereof, the registered Holder of this Note shall be treated as the owner of it for all purposes.

12.   UNCLAIMED MONEY

            If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

13.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

14.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) to make any change in Article 11 or SECTION 12.05 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative thereof) under Article 11 or SECTION 12.05 of the Indenture;

(d) to add additional Guarantees with respect to the Notes; (e) to secure the Notes; (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred on the Company in the Indenture;
(g) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;
(h) to make any change that does not adversely affect the rights of any Holder;
(i) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or (j) to change the name or title of the Notes.

15.   DEFAULTS, REMEDIES AND ACCELERATION

            If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of (i) until a Note Registration, more than 50% in principal amount of the Notes at the time outstanding, and (ii) thereafter, 25% or more in principal amount at maturity of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount at maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

            Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount at maturity of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.   TRUSTEE DEALINGS WITH THE COMPANY

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   NO RECOURSE AGAINST OTHERS

            A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.   AUTHENTICATION

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.   CUSIP NUMBERS

            The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

ASSIGNMENT FORM



To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                      (Print or type assignee's name, address and zip code)

                              (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note
on the books of the Company.  The agent may substitute another to act for him.



------------------------------------------------------------

Date: ________________ Your Signature: _____________________


-----------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE


      IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.09 (CHANGE OF CONTROL) OR SECTION 4.10 (APPLICATION OF EXCESS PROCEEDS FROM SALE OF ASSETS) OF THE INDENTURE, CHECK THE BOX:

                               [ ]

      LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK CHANGE OF CONTROL

      IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.09 OR 4.10 OF THE INDENTURE, STATE THE PRINCIPAL AMOUNT AT MATURITY ($1,000 OR A MULTIPLE THEREOF):


$


DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)


SIGNATURE GUARANTEE:________________________________________________________
                        SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT C



                         FORM OF SUPPLEMENTAL GUARANTEE

            SUPPLEMENTAL GUARANTEE (this "SUPPLEMENTAL GUARANTEE"), dated as of _______________, between ____________________ (the "GUARANTOR"), a direct or indirect subsidiary of Vicar Recap, Inc. (or its successor), a Delaware corporation (the "COMPANY"), and ______________, as trustee (the "TRUSTEE")

                           W I T N E S S E T H

            WHEREAS, the Company and the Subsidiaries listed on the signature pages thereof have each heretofore executed and delivered to the Trustee an Indenture (the "INDENTURE"), dated as of September ___, 2000, providing for the issuance by the Company of an aggregate principal amount of $20,000,000 of 13.50% Senior Subordinated Notes Due 2010 (the "NOTES"); and

            WHEREAS, SECTION 12.02 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee for the benefit of the Holders a supplemental agreement pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

            1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. AGREEMENT TO GUARANTEE; EXCHANGE AND REGISTRATION RIGHTS AGREEMENT. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in ARTICLE 12 of the Indenture and to be bound by all other applicable provisions of the Indenture. The Guarantor further agrees to become a party to the Exchange and Registration Rights Agreement and to be bound by all provisions thereof.

            3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


                                    Page C-1

Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

            4. EFFECTIVENESS. This Supplemental Guarantee shall be effective upon execution by the parties hereto.

            5. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors assume no responsibility for their correctness.

            6. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL AGREEMENT.

            7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

            8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                                    [Guarantor]



                                    By:  _________________________
                                         Name:
                                         Title:


                                    Page C-2

                                                                     EXHIBIT D

                          FORM OF NOTATION OF GUARANTEE

           The undersigned have guaranteed this Note on a subordinated basis as provided in the Indenture.

                            VICAR OPERATING, INC.

                       Senior Subordinated Notes due 2010



                                    INDENTURE



                         Dated as of September 20, 2000



        Chase Manhattan Bank and Trust Company, National Association,


                                     Trustee

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS.................................1
  SECTION 1.01. DEFINITIONS..................................................1
  SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...........22
  SECTION 1.03. RULES OF CONSTRUCTION.......................................22

ARTICLE 2.  THE NOTES.......................................................23
  SECTION 2.01. FORM AND DATING.............................................23
  SECTION 2.02. EXECUTION AND AUTHENTICATION................................23
  SECTION 2.03. REGISTRAR AND PAYING AGENT..................................24
  SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.........................24
  SECTION 2.05. HOLDER LISTS................................................25
  SECTION 2.06. TRANSFER AND EXCHANGE.......................................25
  SECTION 2.07. REPLACEMENT NOTES...........................................26
  SECTION 2.08. OUTSTANDING NOTES...........................................26
  SECTION 2.09. TEMPORARY NOTES.............................................27
  SECTION 2.10. CANCELLATION................................................27
  SECTION 2.11. DEFAULTED INTEREST..........................................27
  SECTION 2.12. CUSIP NUMBERS...............................................27

ARTICLE 3.  REDEMPTION......................................................27
  SECTION 3.01. NOTICES TO TRUSTEE..........................................27
  SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED...........................28
  SECTION 3.03. NOTICE OF REDEMPTION........................................28
  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION..............................29
  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.................................29
  SECTION 3.06. NOTES REDEEMED IN PART......................................29

ARTICLE 4.  AFFIRMATIVE COVENANTS...........................................30
  SECTION 4.01. PAYMENT OF NOTES............................................30
  SECTION 4.02. COMMISSION REPORTS..........................................30
  SECTION 4.03. PRESERVATION OF CORPORATE EXISTENCE.........................30
  SECTION 4.04. MAINTENANCE OF PROPERTIES...................................31
  SECTION 4.05. TAXES.......................................................31
  SECTION 4.06. COMPLIANCE CERTIFICATE......................................31
  SECTION 4.07. COMPLIANCE WITH LAW.........................................32
  SECTION 4.08. INSURANCE...................................................32
  SECTION 4.09. OFFER TO REPURCHASE UPON CHANGE OF CONTROL..................32
  SECTION 4.10. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.........33
  SECTION 4.11. POST-CLOSING GUARANTEES.....................................34
  SECTION 4.12. FURTHER ASSURANCES..........................................34

ARTICLE 5.  NEGATIVE COVENANTS OF THE COMPANY...............................35
  SECTION 5.01. STAY, EXTENSION AND USURY LAWS..............................35
  SECTION 5.02. RESTRICTED PAYMENTS.........................................35
  SECTION 5.03. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                  SUBSIDIARIES..............................................39
  SECTION 5.04. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
                  CAPITAL STOCK OR PREFERRED STOCK..........................40
  SECTION 5.05. ASSET DISPOSITIONS..........................................44
  SECTION 5.06. TRANSACTIONS WITH AFFILIATES................................45
  SECTION 5.07. LIMITATION ON LIENS.........................................47
  SECTION 5.08. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF
                  SUBSIDIARIES..............................................47
  SECTION 5.09. SALES AND LEASEBACK TRANSACTIONS............................47
  SECTION 5.10. PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT.......48
  SECTION 5.11. CONDUCT OF BUSINESS.........................................48

ARTICLE 6.  MERGER, CONSOLIDATION, SALE OF ASSETS, ETC......................48
  SECTION 6.01. WHEN COMPANY CAN MERGE, CONSOLIDATE, SELL ASSETS, ETC.......48

ARTICLE 7.  EVENTS OF DEFAULT; REMEDIES.....................................49
  SECTION 7.01. EVENTS OF DEFAULT...........................................49
  SECTION 7.02. ACCELERATION................................................51
  SECTION 7.03. OTHER REMEDIES..............................................52
  SECTION 7.04. WAIVER OF PAST DEFAULTS.....................................52
  SECTION 7.05. CONTROL BY MAJORITY.........................................52
  SECTION 7.06. LIMITATION ON SUITS.........................................52
  SECTION 7.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT........................53
  SECTION 7.08. COLLECTION SUIT BY TRUSTEE..................................53
  SECTION 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM............................53
  SECTION 7.10. PRIORITIES..................................................53
  SECTION 7.11. UNDERTAKING FOR COSTS.......................................54

ARTICLE 8.  TRUSTEE.........................................................54
  SECTION 8.01. DUTIES OF TRUSTEE...........................................54
  SECTION 8.02. RIGHTS OF TRUSTEE...........................................55
  SECTION 8.03. INDIVIDUAL RIGHTS OF TRUSTEE................................56
  SECTION 8.04. TRUSTEE'S DISCLAIMER........................................56
  SECTION 8.05. NOTICE OF DEFAULTS..........................................56
  SECTION 8.06. REPORTS BY TRUSTEE TO HOLDERS...............................57
  SECTION 8.07. COMPENSATION AND INDEMNITY..................................57
  SECTION 8.08. REPLACEMENT OF TRUSTEE......................................58
  SECTION 8.09. SUCCESSOR TRUSTEE BY MERGER.................................59
  SECTION 8.10. ELIGIBILITY; DISQUALIFICATION...............................59
  SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.......59

ARTICLE 9.  DISCHARGE OF INDENTURE; DEFEASANCE..............................60

  SECTION 9.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.................60
  SECTION 9.02. CONDITIONS TO DEFEASANCE....................................61
  SECTION 9.03. APPLICATION OF TRUST MONEY..................................62
  SECTION 9.04. REPAYMENT TO COMPANY........................................62
  SECTION 9.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS........................62
  SECTION 9.06. REINSTATEMENT...............................................62

ARTICLE 10.  AMENDMENTS.....................................................63
  SECTION 10.01. WITHOUT CONSENT OF HOLDERS.................................63
  SECTION 10.02. WITH CONSENT OF HOLDERS....................................64
  SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT........................65
  SECTION 10.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS..............65
  SECTION 10.05. NOTATION ON OR EXCHANGE OF NOTES...........................65
  SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS.................................66

ARTICLE 11.  SUBORDINATION OF NOTES.........................................66
  SECTION 11.01. NOTES SUBORDINATE TO SENIOR INDEBTEDNESS...................66
  SECTION 11.02. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.............66
  SECTION 11.03. NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.............68
  SECTION 11.04. PAYMENT PERMITTED IF NO DEFAULT............................69
  SECTION 11.05. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS....69
  SECTION 11.06. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS................69
  SECTION 11.07. NO WAIVER OF SUBORDINATION PROVISIONS......................70
  SECTION 11.08. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                  LIQUIDATING AGENT.........................................70
  SECTION 11.09. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON
                  SUBORDINATION PROVISIONS..................................71
  SECTION 11.10. TRUST MONIES NOT SUBORDINATED..............................71
  SECTION 11.11. TRUSTEE TO EFFECTUATE SUBORDINATION........................71
  SECTION 11.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS...71
  SECTION 11.13. THIRD PARTY BENEFICIARY; NO AMENDMENT......................71
  SECTION 11.14. TRUSTEE'S COMPENSATION NOT PREJUDICED......................71

SECTION 12.  GUARANTEES.....................................................71
  SECTION 12.01. GUARANTEES.................................................71
  SECTION 12.02. EXECUTION AND DELIVERY OF THIS INDENTURE AND SUPPLEMENTAL
                  GUARANTEES................................................72
  SECTION 12.03. GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS..........73
  SECTION 12.04. RELEASES OF GUARANTEES.....................................74
  SECTION 12.05. SUBORDINATION OF GUARANTEES................................74
  SECTION 12.06. LIMITATION ON GUARANTOR LIABILITY..........................74
  SECTION 12.07. ENDORSEMENT OF GUARANTEES..................................75

ARTICLE 13.  MISCELLANEOUS..................................................75
  SECTION 13.01. TRUST INDENTURE ACT CONTROLS...............................75
  SECTION 13.02. NOTICES....................................................75
  SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS................76
  SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.........76

  SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..............77
  SECTION 13.06. WHEN NOTES DISREGARDED.....................................77
  SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR...............77
  SECTION 13.08. LEGAL HOLIDAYS.............................................77
  SECTION 13.09. GOVERNING LAW..............................................77
  SECTION 13.10. NO RECOURSE AGAINST OTHERS.................................78
  SECTION 13.11. SUCCESSORS.................................................78
  SECTION 13.12. MULTIPLE ORIGINALS; COUNTERPARTS...........................78
  SECTION 13.13. TABLE OF CONTENTS; HEADINGS................................78
  SECTION 13.14. INCORPORATION..............................................78
  SECTION 13.15. INTENT TO LIMIT INTEREST TO MAXIMUM........................78



Appendix A.  Provisions Relating to the Initial Notes and the Exchange Notes

EXHIBITS:

Exhibit A   -  Form of Initial Note

Exhibit B   -  Form of Exchange Note

Exhibit C   -  Form of Supplemental Guarantee

Exhibit D   -  Form of Notation of Guarantee

SCHEDULES:

Schedule 5.06  -  Affiliate Transactions